                                                                     EXHIBIT 4.1


                                    INDENTURE

                                      among

                            NEWS AMERICA INCORPORATED

                          THE NEWS CORPORATION LIMITED

                              THE OTHER GUARANTORS

                               (AS DEFINED HEREIN)

                                       and

                        THE BANK OF NEW YORK, as Trustee

                           Dated as of March 21, 2003

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                                TABLE OF CONTENTS
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ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION...........................................    2
    Section 1.1    Provisions of General Application........................................................    2
    Section 1.2    Compliance Certificates and Opinions.....................................................   17
    Section 1.3    Form of Documents Delivered to Trustee...................................................   17
    Section 1.4    Acts of Holders of Securities............................................................   18
    Section 1.5    Notices, Etc., to Trustee, the Company and News Corporation..............................   19
    Section 1.6    Notice to Holders; Waiver................................................................   20
    Section 1.7    Conflict with Trust Indenture Act........................................................   20
    Section 1.8    Effect of Headings and Table of Contents.................................................   20
    Section 1.9    Successors and Assigns...................................................................   20
    Section 1.10   Separability Clause......................................................................   21
    Section 1.11   Benefits of Indenture....................................................................   21
    Section 1.12   Governing Law............................................................................   21
    Section 1.13   Legal Holidays...........................................................................   21
    Section 1.14   Service of Process.......................................................................   21

ARTICLE II THE SECURITIES...................................................................................   22
    Section 2.1    Forms; Denominations.....................................................................   22
    Section 2.2    Execution, Authentication and Delivery...................................................   22
    Section 2.3    Registration; Registration of Transfer and Exchange......................................   23
    Section 2.4    Mutilated, Destroyed, Lost or Stolen Securities..........................................   26
    Section 2.5    Outstanding Securities; Determination of Holders' Action.................................   26
    Section 2.6    Global Securities; Temporary Securities..................................................   28
    Section 2.7    Persons Deemed Owners....................................................................   29
    Section 2.8    Cancellation.............................................................................   30
    Section 2.9    CUSIP Numbers............................................................................   30
    Section 2.10   Right of Set Off.........................................................................   30
    Section 2.11   Stated Maturity; Changes to Original Principal Amount or Adjusted Principal Amount.......   30
    Section 2.12   Interest.................................................................................   31
    Section 2.13   Additional Distributions.................................................................   33
    Section 2.14   Distributions of Reference Shares or Other Securities....................................   35
    Section 2.15   Balance of Final Period Distribution Payment.............................................   36
    Section 2.16   Agreed Tax Treatment.....................................................................   36

ARTICLE III REDEMPTION AND PURCHASES........................................................................   36
    Section 3.1    Right to Redeem; Redemption Considerations; Notices to Trustee...........................   36
    Section 3.2    Selection of Securities to Be Redeemed...................................................   39
    Section 3.3    Notice of Redemption.....................................................................   39
    Section 3.4    Effect of Notice of Redemption...........................................................   40
    Section 3.5    Deposit of Redemption Price..............................................................   40
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    Section 3.6    Securities Redeemed in Part..............................................................   41
    Section 3.7    Tax Event Redemption.....................................................................   41
    Section 3.8    Purchase of Securities at Option of the Holder...........................................   42
    Section 3.9    Purchase of Securities at Option of the Holder upon Change of Control Triggering Event...   47
    Section 3.10   Effect of Purchase Notice or Change in Control Purchase Notice...........................   50
    Section 3.11   Deposit or Delivery of Purchase Price or Change in Control Purchase Price................   51
    Section 3.12   Securities Purchased in Part.............................................................   51
    Section 3.13   Covenant to Comply with Securities Laws upon Purchase of Securities......................   52
    Section 3.14   Repayment to the Company and/or the Guarantors (as applicable)...........................   52

ARTICLE IV SATISFACTION AND DISCHARGE.......................................................................   52
    Section 4.1    Satisfaction and Discharge of Indenture..................................................   52
    Section 4.2    Application of Trust Money...............................................................   53

ARTICLE V REMEDIES..........................................................................................   53
    Section 5.1    Events of Default........................................................................   53
    Section 5.2    Acceleration of Maturity, Rescission and Annulment.......................................   55
    Section 5.3    Collection of Indebtedness and Suits for Enforcement by Trustee..........................   56
    Section 5.4    Trustee May File Proofs of Claim.........................................................   56
    Section 5.5    Trustee May Enforce Claims Without Possession of Securities..............................   56
    Section 5.6    Application of Money Collected...........................................................   56
    Section 5.7    Limitation on Suits......................................................................   57
    Section 5.8    Unconditional Right of Holders to Receive Payments, to Require Purchase and to Exchange..   57
    Section 5.9    Restoration of Rights and Remedies.......................................................   57
    Section 5.10   Rights and Remedies Cumulative...........................................................   58
    Section 5.11   Delay or Omission Not Waiver.............................................................   58
    Section 5.12   Control by Holders of Securities.........................................................   58
    Section 5.13   Waiver of Past Defaults..................................................................   58
    Section 5.14   Undertaking for Costs....................................................................   59
    Section 5.15   Waiver of Stay or Extension Laws.........................................................   59
    Section 5.16   Enforcement by Holders of BUCS...........................................................   59

ARTICLE VI THE TRUSTEE......................................................................................   60
    Section 6.1    Certain Duties and Responsibilities......................................................   60
    Section 6.2    Notice of Defaults.......................................................................   60
    Section 6.3    Certain Rights of Trustee................................................................   60
    Section 6.4    Not Responsible for Recitals or Issuance of Securities...................................   62
    Section 6.5    May Hold Securities......................................................................   62
    Section 6.6    Money Held in Trust......................................................................   62
    Section 6.7    Compensation and Reimbursement...........................................................   63
    Section 6.8    Disqualification; Conflicting Interests..................................................   63
    Section 6.9    Corporate Trustee Required; Eligibility..................................................   63
    Section 6.10   Resignation and Removal; Appointment of Successor........................................   64
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    Section 6.11   Acceptance of Appointment by Successor...................................................   65
    Section 6.12   Merger, Exchange, Consolidation or Succession to Business................................   65
    Section 6.13   Preferential Collection of Claims Against the Company....................................   66

ARTICLE VII HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY...............................................   66
    Section 7.1    Company to Furnish Trustee Names and Addresses of Holders................................   66
    Section 7.2    Preservation of Information; Communications to Holders...................................   66
    Section 7.3    Reports by the Trustee...................................................................   66
    Section 7.4    Reports by the Company...................................................................   67

ARTICLE VIII CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE...........................................   67
    Section 8.1    When News Corporation or the Company May Merge or Transfer Assets........................   67
    Section 8.2    Successor Substituted....................................................................   68

ARTICLE IX SUPPLEMENTAL INDENTURES..........................................................................   69
    Section 9.1    Supplemental Indentures Without Consent of Holders.......................................   69
    Section 9.2    Supplemental Indentures with Consent of Holders..........................................   69
    Section 9.3    Execution of Supplemental Indentures.....................................................   71
    Section 9.4    Effect of Supplemental Indentures........................................................   71
    Section 9.5    Conformity with Trust Indenture Act......................................................   71
    Section 9.6    Reference in Securities to Supplemental Indentures.......................................   71

ARTICLE X COVENANTS; REPRESENTATIONS AND WARRANTIES.........................................................   71
    Section 10.1   Payment of Securities....................................................................   71
    Section 10.2   Maintenance of Offices or Agencies.......................................................   71
    Section 10.3   Amounts for Security Payments to Be Held in Trust........................................   72
    Section 10.4   Statement by Officers as to Default......................................................   73
    Section 10.5   Limitation on Dividends; Transactions with Affiliates; Covenants as to the Trust.........   73
    Section 10.6   Payment of Expenses of the Trust.........................................................   74
    Section 10.7   Delivery of Certain Information..........................................................   74
    Section 10.8   Calculation of Original Issue Discount...................................................   75

ARTICLE XI EXCHANGE OF SECURITIES...........................................................................   75
    Section 11.1   Exchange Privilege.......................................................................   75
    Section 11.2   Fractional Shares........................................................................   78
    Section 11.3   Taxes on Exchange........................................................................   78
    Section 11.4   BSkyB ADSs...............................................................................   78

ARTICLE XII GUARANTEE.......................................................................................   78
    Section 12.1   Guarantee................................................................................   78
    Section 12.2   Obligations of Guarantees Unconditional..................................................   80
    Section 12.3   Execution of Guarantees..................................................................   80
    Section 12.4   Release of a Guarantor...................................................................   81
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                                      iii

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
    Section 12.5   Withholding..............................................................................   81

ARTICLE XIII IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS................................   82
    Section 13.1   No Recourse..............................................................................   82
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                                       iv

     INDENTURE, dated as of March 21, 2003 among (i) NEWS AMERICA INCORPORATED, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), (ii) THE NEWS CORPORATION LIMITED (A.C.N. 007 910
330), a corporation duly organized and existing under the laws of Australia ("News Corporation") and FEG HOLDINGS, INC., FOX ENTERTAINMENT GROUP, INC., HARPERCOLLINS PUBLISHERS INC., HARPERCOLLINS (UK), NEWS AMERICA MARKETING FSI, INC., NEWS INTERNATIONAL plc, NEWS LIMITED, NEWS PUBLISHING AUSTRALIA LIMITED, NEWS SECURITIES B.V. and NEWSCORP INVESTMENTS (each, together with News Corporation, a "Guarantor" and, collectively, the "Guarantors"), and (iii) THE BANK OF NEW YORK, a New York banking corporation, as Trustee hereunder (the "Trustee").

                            RECITALS OF THE COMPANY:

     News Corporation Finance Trust II, a Delaware statutory trust (the "Trust"), formed under the Amended and Restated Declaration of Trust among the Company, as Sponsor, The Bank of New York, as property trustee and The Bank of New York (Delaware) (the "Delaware Trustee") and Arthur M. Siskind, David F. DeVoe and Paula M. Wardynski (the "Regular Trustees"), as trustees, dated as of March 21, 2003 (the "Declaration") will issue and sell up to 1,750,000 of its 0.75% Senior Exchangeable BUCS(SM) (the "BUCS") with an original stated liquidation preference of $1,000 per BUCS, having an aggregate original stated liquidation preference with respect to the assets of the Trust of $1,750,000,000.

     The trustees of the Trust, on behalf of the Trust, will execute and deliver to the Company common securities evidencing an ownership interest in the Trust, registered in the name of the Company, in an aggregate amount up to 17,677 common securities with an original stated liquidation amount of $1,000 per common security, having an aggregate original stated liquidation amount with respect to the assets of the Trust of $17,677,000 (the "Common Securities").

     The Trust will use the proceeds from the sale of the BUCS and the Common Securities to purchase from the Company Debentures (as defined below) in an aggregate original principal amount of $1,517,677,000 (or up to an aggregate amount of $1,767,677,000 if certain of the Initial Purchasers exercise their option to purchase up to an additional 250,000 BUCS).

     News Corporation is guaranteeing the payment of distributions on the BUCS, and payment of the Redemption Price, Purchase Price and payments on liquidation with respect to the BUCS, to the extent provided in the Preferred Securities Guarantee (the "Preferred Securities Guarantee") between News Corporation and The Bank of New York, as guarantee trustee, for the benefit of the holders of the BUCS from time to time.

     The Company has duly authorized the creation of an issue of its 0.75% Senior Exchangeable Debentures due March 15, 2023 (the "Debentures") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

     All actions necessary to constitute the Securities (as hereinafter defined), when executed by the Company and authenticated and delivered hereunder, the valid and legally binding obligations of the Company, and to constitute this Indenture a valid and legally binding agreement of the Company, in accordance with their and its terms, have been accomplished.

                           RECITALS OF THE GUARANTORS:

     The Guarantors are guaranteeing the payment of principal, redemption payments, repurchase obligations, exercise payments and interest of the Debentures (the "Guarantees"), to the extent provided in this Indenture for the benefit of the holders of the Debentures from time to time.

     The Guarantors have duly authorized the execution and delivery of this Indenture to provide, with respect to each Security issued hereunder, the Guarantees provided for herein.

     All actions necessary to constitute this Indenture and the Guarantees herein a valid and legally binding agreement of the Guarantors, in accordance with their terms, have been accomplished.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders (as hereinafter defined) thereof, the Company, the Guarantors and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

     Section 1.1 Provisions of General Application. (a) For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires:

          (1) the terms defined in this Article I have the meanings assigned to them in such Article and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference to another statute or defined by Commission (as hereinafter defined) rule, have the meanings assigned to them by such definitions;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

          (4) references to Articles and Sections herein shall be deemed to be references to the Articles and Sections of this Indenture unless the context indicates otherwise; and

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          (5) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     (b) Definitions.

     "Additional Distribution" shall mean any distribution to Holders of the Debentures made pursuant to Section 2.13 in respect of a Reference Share Distribution.

     "Adjusted Principal Amount" shall mean, for each $1,000 Original Principal Amount of the Debentures, $1,000, minus any and all Extraordinary Additional Distributions and any Yield Adjustments made in respect to such Original Principal Amount of Debentures pursuant to Section 2.11.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Authorized Officers" means any Officers duly authorized to take the actions specified.

     "Average Transaction Consideration" means, with respect to a holder of one Reference Share in a Reference Share Offer, (a) the aggregate consideration actually paid or distributed in respect of all Reference Shares accepted in such Reference Share Offer, divided by (b) the total number of Reference Shares outstanding immediately prior to the expiration of the Reference Share Offer and entitled to participate in such Reference Share Offer.

     "Board of Directors," when used with reference to the Company or a Guarantor, means the board of directors of the Company or the applicable Guarantor, as the case may be, or a duly authorized committee of the board of directors of the Company or the applicable Guarantor, as the case may be, for the purpose of taking any action hereunder.

     "Board Resolution," when used with reference to the Company or a Guarantor, means a resolution or resolutions, certified by the Secretary or an Assistant Secretary of the Company or the applicable Guarantor, as the case may be, to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification.

     "BSkyB" means British Sky Broadcasting Group plc, a public limited company incorporated under the laws of England and Wales.

     "BSkyB ADSs" means American Depositary Shares of BSkyB, each representing four BSkyB Ordinary Shares as of the date hereof.

     "BSkyB Ordinary Shares" means the ordinary shares of BSkyB, nominal value 50bp per share; "BSkyB Ordinary Share" means each such share.

     "BUCS" has the meaning specified in the Recitals to this Indenture.

     "BUCS Guarantee" has the meaning specified in the Recitals to this Indenture.

     "Business Day" means, with respect to any act to be performed pursuant to this Indenture, each Monday, Tuesday, Wednesday, Thursday and Friday which is not (1) a day on which banking institutions in the State of New York are authorized or obligated by applicable law, regulation or executive order to close; or (2) a day on which the Corporate Trust Office or the corporate trust office of the Property Trustee (as defined in the Declaration) is closed for business.

     "Capital Stock" means, with respect to any Person, any and all shares of, interests in, rights to purchase, warrants or options to purchase, and participations or other equivalents of or interests in (however designed), the capital stock issued by, or equity or ownership interests in, such Person.

     "Change of Control" means the occurrence of the following: any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) other than News Corporation, any Subsidiary of News Corporation, any employee benefit plan of either News Corporation or any Subsidiary of News Corporation or the Murdoch Family, becomes the beneficial owner of the greater of (A) 30% or more of the combined voting power of News Corporation's then outstanding ordinary shares entitled to vote generally for the election of directors ("Voting Securities") and (B) if the Murdoch Family is the beneficial owner of, or has the right to vote, more than 30% of the Voting Securities, a percentage of Voting Securities greater than the percentage of Voting Securities so owned or voted by the Murdoch Family.

     "Change of Control Triggering Event" means a Change of Control and a Rating Decline.

     "Closing Price" means, with respect to any security on any date of determination, the closing sale price (or, if no closing sale price is reported, the last reported sale price) of that security (regular way) on the principal securities exchange on which the security is so listed, or if the security is not so listed on a securities exchange, as reported by the Nasdaq National Market or, if the security is not so reported, the last quoted bid price for the security in the over-the-counter market as reported by the National Quotation Bureau or a similar organization. In the event that no such quotation is available for that day, News Corporation's Board of Directors will be entitled to determine the Closing Price on the basis of those quotations that it in good faith considers appropriate, unless "Closing Price" is to be determined for purposes of valuing securities to be distributed pursuant to a Reference Share Distribution and such securities have an aggregate value in excess of $100,000,000, in which event the Closing Price will be determined by a nationally recognized investment banking or appraisal firm appointed by the Company for such purpose. With respect to options, warrants and other rights to purchase a security, the Closing Price shall be the value of the underlying security determined as aforesaid, minus the exercise price; and with respect to securities exchangeable for or convertible into a relevant security, the Closing Price shall be the Closing Price of the exchangeable or convertible security determined as aforesaid or, if it has no Closing Price, the fully converted value based upon the Closing Price of the underlying security determined as aforesaid. If an "ex-dividend" date for a security occurs during the period used in determining the security's Current Market Value or Exchange Market Value, the Closing Price of the security on any day prior to the "ex-dividend" date used in such determination shall be reduced by the amount of the per share dividend. For this purpose, the amount of a non-cash dividend will be equal to the amount of the dividend, as of the record date therefor, as determined by a nationally recognized investment banking firm retained by the Company for this purpose. In the event the Closing Price is determined in any currency other than dollars, the Closing Price for any day shall be appropriately adjusted into Dollars based on the Noon Buying Rate for such currency on such day.

     "Commission" or "SEC" means the Securities and Exchange Commission, or any successor government agency, or, if, at any time after the execution of this Indenture, such Commission is not existing and performing substantially the same duties now assigned to it under the TIA, then the body performing such duties at such time.

     "Common Equity Securities" means any securities (i) that are common stock or participate without limitation in earnings and dividends in parity with common stock and (ii) that are Marketable Securities. For greater certainty, the term "Common Equity Securities" does not mean warrants, options or other rights to purchase, or securities exchangeable or convertible into, Common Equity Securities.

     "Common Securities" has the meaning specified in the Recitals to this Indenture.

     "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

     "Company Request" and "Company Order" mean, respectively, a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer or an Assistant Treasurer, or its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "Corporate Trust Office" means the principal office of the Trustee in the Borough of Manhattan, The City of New York, at which at any particular time its corporate trust business shall be principally administered.

     "Corporation" includes corporations, incorporated companies and public limited companies.

     "Current Market Value" means, with respect to any security, the average of the Volume Weighted Average Price for such security over the 10 Trading Day period immediately prior to (but not including) the fifth Trading Day preceding the applicable Redemption Date (or, in the case of Sections 3.8 and 3.9, the Purchase Date).

     "Debentures" has the meaning specified in the Recitals to this Indenture.

     "Declaration" has the meaning specified in the Recitals to this Indenture.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Delaware Trustee" has the meaning specified in the Recitals to this Indenture.

     "Depositary" means with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.06(a) and the Depositary with respect to such Securities until a successor shall have been appointed, and become such pursuant to the applicable provisions if this Indenture, and thereafter "Depositary" shall mean or include such successor.

     "Depository Trust Company" or "DTC" means The Depository Trust Company, a limited-purpose trust company organized under the New York Banking Law, or any successor thereto.

     "Direct Action" means a proceeding directly instituted by a holder of a BUCS (in accordance with Section 5.16) for enforcement of payment to such holder of any interest, principal, redemption, Change of Control purchase price or other payment on the Securities having an Original Principal Amount equal to the aggregate original stated liquidation preference of BUCS of such holder on or after the respective due date specified in the Securities, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company or the Guarantors to make any payment on the Securities on the date such amount is otherwise payable.

     "Dissolution Event" means that, as a result of the occurrence and continuation of a Tax Event, the Trust is to be dissolved in accordance with the Declaration and the Securities held by the Property Trustee are to be distributed to the holders of the BUCS and the Common Securities issued by the Trust pro rata in accordance with the Declaration.

     "Dollar" or "$" means a United States dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.

     "Exchange Agent" means any Person, which may be the Company or any of its Affiliates. The Company initially authorizes the Trustee to act as Exchange Agent and may at any time, from time to time, authorize one or more Persons (including the Company) to act as Exchange Agent in addition to or in place of the Trustee.

     "Exchange Date" shall mean, with respect to any Notice of Exchange, the date on which the Notice of Exchange and all documents, instruments and payments required to be tendered in connection with the related exchange have been received by the Exchange Agent provided, that if all such required documents are received by the Exchange Agent after 9:30 a.m., New York City time, the Exchange Date shall be the next Trading Day.

     "Exchange Market Value" for Securities as of any Exchange Date means the average of the daily Volume Weighted Average Price for the Reference Shares during the 10 consecutive Trading Days beginning on the Trading Day following the Exchange Date times the number of Reference Shares the Holder would be entitled to receive upon an exchange of such Securities on such Exchange Date.

     "Extraordinary Additional Distribution" means any Additional Distribution in respect of an Extraordinary Distribution whether of cash or property; provided that in the event of a Reference Share Offer, the amount of the Extraordinary Additional Distribution on each Debenture in respect of such Reference Share Offer shall equal the portion of the Average Transaction Consideration deemed to be received on the Reference Shares of the class or series subject to the Reference Share Offer attributable to such Debenture (immediately prior to giving effect to the Reference Share Proportionate Reduction relating to that Reference Share Offer) other than the portion of the Average Transaction Consideration that consists of Common Equity

Securities, which themselves become part of the Reference Shares as a result of the Reference Share Offer Adjustment.

     "Extraordinary Distribution" means any Reference Share Distribution other than a Regular Cash Dividend.

     "Federal Bankruptcy Code" means the United States Bankruptcy Act (Title 11 of the United States Code), as amended from time to time.

     "Final Period Distribution" means, for each Debenture, (a) all Regular Cash Dividends on any Reference Shares attributable to such Debenture for which the ex-dividend date has occurred but which, at the date of determination, have not been received by the holders of such Reference Shares and (b) all Extraordinary Distributions on any Reference Shares attributable to such Debenture for which the ex-dividend date has occurred but which, at the date of determination, have not been received by the holders of such Reference Shares, but only to the extent that the value of such Extraordinary Distributions (determined in accordance with Section 2.13(d) or (e)) exceeds the Adjusted Principal Amount of such Debenture.

     "GAAP" means generally accepted accounting principles in the jurisdiction applicable to the principal financial statements of the issuer of the financial statements to which reference is made in any case in this Indenture, which are applicable as of the date of determination, provided that the definitions contained in the Indenture and all ratios and calculations under the covenants described herein shall be determined in accordance with GAAP as in effect on the date of this Indenture.

     "Guarantees" means the guarantees of the Guarantors endorsed on the Securities and shall include the guarantees set forth in Section 12.1; "Guarantee" means each such guarantee.

     "Guarantor" or "Guarantors" means the Persons named as the "Guarantors" in the first paragraph of this instrument and such other Persons as become Guarantors pursuant to Article 12 of this Indenture until any successor corporation shall have become such with respect to any Guarantor pursuant to the applicable provisions of this Indenture, and thereafter "Guarantors" shall include any such successor corporations; provided, however, that upon (a) the sale or disposition (by merger or otherwise) of a Guarantor (other than News Corporation) to an entity which is not a direct or indirect Restricted Subsidiary of News Corporation or (b) the unconditional and full release in writing of a Guarantor (other than News Corporation) from all obligations under guarantees of the Revolving Credit Agreement, that Guarantor shall be deemed released from all obligations under its Guarantee without any further action required on the part of the Trustee or any Holder; and thereafter "Guarantors" shall exclude such released Guarantor.

     "Guarantor Request" and "Guarantor Order" mean, respectively, a written request or order signed in the name of the Guarantor by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer or an Assistant Treasurer, or its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "Holder" or "Security holder" means the Person in whose name a Security (including the Guarantee endorsed thereon) is registered in the Security Register.

     "Initial Purchasers" means Salomon Smith Barney Inc. and J.P. Morgan Securities Inc.

     "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

     "Interest Period" means each period from and including the most recent Interest Payment Date or, if no interest has been paid on the Debentures, from and including the issue date of the Debentures, to but excluding the next applicable Interest Payment Date or the Stated Maturity of the principal of the Debentures.

     "Investment Grade" means a rating of BBB- or higher by S&P or a rating of Baa3 or higher by Moody's or the equivalent of such ratings.

     "Majority in Liquidation Amount of Trust Securities" means a majority of the sum of the original liquidation preference of the BUCS plus the aggregate liquidation amount of the Common Securities.

     "Marketable Security" means any securities listed on a U.S. national securities exchange or reported by the Nasdaq Stock Market or listed on a recognized international securities exchange or traded in the over-the-counter market and quoted by at least two broker-dealers as reported by the National Quotation Bureau or similar organization, including as Marketable Securities options, warrants and other rights to purchase, and securities exchangeable for or convertible into, Marketable Securities.

     "Moody's" means Moody's Investor Service, Inc. and its successors.

     "Murdoch Family" means K. Rupert Murdoch, his wife, parents, children, or brothers or sisters or children of brothers or sisters or grandchildren, grand nieces and grand nephews and other members of his immediate family or any trust or any other entity directly or indirectly controlled by one or more members of the Murdoch Family described above ("controlled entities"). A trust shall be deemed controlled by the Murdoch Family if the majority of the trustees are members of the Murdoch Family or can be removed or replaced by any one or more members of the Murdoch Family or the controlled entities.

     "Nasdaq Stock Market" means The Nasdaq Stock Market, a subsidiary of the National Association of Securities Dealers, Inc.

     "News Consolidated Group" means News Corporation and its Subsidiaries which are consolidated under GAAP.

     "News Corporation" means The News Corporation Limited (A.C.N. 007 910 330), a corporation duly organized and existing under the laws of Australia, or a successor entity pursuant to merger, consolidation, amalgamation or other reorganization.

     "News Corporation Finance Trust II" means News Corporation Finance Trust II, a Delaware statutory trust created by the filing of a certificate of trust in the State of Delaware on March 18, 2003.

     "News Corporation Preferred ADRs" means American Depositary Receipts evidencing News Corporation Preferred ADSs issued from time to time by the News Depositary; "News Corporation Preferred ADR" means each such receipt.

     "News Corporation Preferred ADSs" means American Depositary Shares, evidenced by News Corporation Preferred ADRs, issued from time to time by the News Depositary, each such share representing, as of the date hereof, four News Corporation Preferred Ordinary Shares; "News Corporation Preferred ADS" means each such American Depositary Share.

     "News Corporation Preferred Ordinary Shares" means the preferred limited voting ordinary shares of News Corporation; "News Corporation Preferred Ordinary Share" means each such share.

     "News Deposit Agreement" means the Amended and Restated Deposit Agreement, dated as of December 3, 1996, as amended to the date hereof, and as it may subsequently be amended, among News Corporation, Citibank, N.A., as depositary, and the holders from time to time of Preferred ADSs, or any successor to such deposit agreement.

     "News Depositary" means the depositary (presently Citibank, N.A.) under the News Deposit Agreement.

     "Noon Buying Rate" means the noon buying rate in New York City for the relevant currency in question as certified for customs purposes by the Federal Reserve Bank of New York.

     "Noteholder" means the Person in whose name a Debenture Note (including the Guarantee endorsed thereon) is registered in the Security Register.

     "Notice of Exchange" means the Notice of Exchange given to the Exchange Agent by a Holder of its request to exchange Debentures pursuant to Article Eleven.

     "NYSE" means the New York Stock Exchange, or any successor thereto.

     "Officer," with respect to the Company or a Guarantor, means its Chairman, any of its Vice Chairmen, its President, any of its Vice Presidents, its Treasurer or any of its Assistant Treasurers or its Secretary or any of its Assistant Secretaries, as the case may be, or any individual routinely performing corresponding functions with respect to such Person.

     "Officers' Certificate," when used with reference to the Company or a Guarantor, means a written certificate containing the information specified in
Section 1.2, executed by its Chairman, one of its Vice Chairmen, its President or one of its Vice Presidents, and by its Treasurer or one of its Assistant Treasurers or its Secretary or one of its Assistant Secretaries, or any individual routinely performing corresponding functions with respect to such Person, as the case may be, and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion containing the information specified in Section 1.2, furnished by legal counsel, who may be the general counsel of the Company or News Corporation, and delivered to the Trustee.

     "Original Principal Amount" means the face value of $1,000 principal amount per Debenture.

     "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except: (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and
(iii) Securities that have been paid pursuant to Section 2.4 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company, provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a responsible officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

     "Paying Agent" means any Person authorized by the Company to pay for, purchase or redeem the Securities on behalf of the Company. The Paying Agent shall initially be the Trustee.

     "Person" or "person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any entity of whatever nature.

     "Property Trustee" has the meaning specified in the Declaration.

     "Rating Agencies" means (i) S&P and (ii) Moody's or (iii) if S&P or Moody's or both shall not make a rating of the BUCS publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by News Corporation, which shall be substituted for S&P or Moody's or both as the case may be, so that there shall always be two nationally recognized securities rating agencies rating the BUCS.

     "Rating Category" means (i) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether the rating of the BUCS has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+ will constitute a decrease of one gradation).

          "Rating Date" means the date which is 90 days prior to the earlier of
(i) a Change of Control or (ii) a public notice of the occurrence of a Change of Control or the intention by News Corporation to effect a Change of Control.

          "Rating Decline" means the occurrence of the following on, or within 90 days after the earlier of (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the intention by News Corporation to effect a Change of Control (which period shall be extended so long as the rating of the BUCS is under publicly announced consideration for a possible downgrade by any of the Rating Agencies), (a) in the event the BUCS are rated by either Rating Agency on the Rating Date as Investment Grade, the rating of the BUCS shall be reduced so that the BUCS are rated below Investment Grade by both Rating Agencies, or (b) in the event the BUCS are rated below Investment Grade by both Rating Agencies on the Rating Date, the rating of the BUCS by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

          "Redemption Date" means the date specified for redemption of any of the Securities in accordance with the terms of the Securities and of Section 3.1.

          "Redemption Price" means the price to be paid by the Company upon any redemption of any of the Securities, as set forth in Section 3.1.

          "Redemption Tax Opinion" has the meaning set forth in the Declaration.

          "Reference Company" shall mean BSkyB, for so long as any Reference Shares are BSkyB Ordinary Shares, and any other issuer of a Reference Share.

          "Reference Share" shall initially mean one BSkyB Ordinary Share; and after the date hereof shall mean and include each share or fraction of a share of Common Equity Securities received by a holder of a Reference Share in respect of that Reference Share, and, to the extent the Reference Share remains outstanding after any of the following events but without duplication, including the Reference Share outstanding immediately prior thereto, in each case directly or as the result of successive applications of this paragraph upon any of the following events: (i) a distribution on or in respect of a Reference Share, made in Reference Shares; (ii) the combination of a Reference Share into a smaller number of shares or other units; (iii) the subdivision of outstanding shares or other units of a Reference Share; (iv) the conversion or reclassification of Reference Shares by issuance or exchange of other Common Equity Securities; (v) any Common Equity Securities issued for a Reference Share in any consolidation, merger or similar and equivalent process of a Reference Company, or any surviving entity or subsequent surviving entity of a Reference Company (referred to herein as a "Reference Company Successor"), with or into another entity (other than any Common Equity Securities issued in connection with (A) a Reference Share Offer or (B) a merger, consolidation or similar and equivalent process in which (x) the Reference Company is the continuing corporation and in which the Reference Shares outstanding immediately prior to the merger, consolidation or similar and equivalent process are not exchanged for cash, securities or other property of the Reference Company or another corporation or (y) an election is given as to the consideration to be received by a holder of Reference Shares);
(vi) any Common Equity Securities issued in exchange for a Reference Share in any statutory exchange of securities of a Reference Company or any Reference Company Successor with another corporation (other than any Common Equity Securities issued in connection with (A) a Reference Share Offer or (B) a statutory exchange of securities in which (x) the Reference Company is the continuing corporation and in which the Reference Shares outstanding immediately prior to the statutory exchange are not exchanged for cash, securities or other property of the Reference Company or another corporation or (y) an election is given as to the consideration to be received by a holder of Reference Shares);
(vii) any Common Equity Securities received in exchange for a Reference Share as part of the Average Transaction Consideration deemed received in any Reference Share Offer.

          "Reference Share Distribution" means any dividend or other distribution on or in respect of the Reference Shares, including payments and distributions in connection with (i) the consolidation, merger or similar or equivalent process of a Reference Company or Reference Company Successor, a statutory exchange of securities of a Reference Company or Reference Company Successor or (ii) any Reference Share Offer, but shall not include any dividend or other distribution made in the form of additional Reference Shares.

          "Reference Share Offer" means any tender offer or exchange offer made for 10% or more of the outstanding shares of a class or series of Reference Shares of a Reference Company or any consolidation (or similar or equivalent process), merger or statutory exchange involving a class or series of Reference Shares of a Reference Company in which an election is given to holders of such Reference Shares as to the consideration to be received in the transaction; provided, however, that a loan-share alternative shall not be deemed to be an election of consideration.

          "Reference Share Offer Adjustment" means (a) an adjustment to the Reference Shares attributable to each Debenture involved in a Reference Share Offer to include the portion of the Average Transaction Consideration received in such Reference Share Offer that consists of Reference Shares, and (b) a reduction in the number of Reference Shares attributable to each Debenture involved in a Reference Share Offer immediately prior to such Reference Share Offer by the Reference Share Proportionate Reduction.

          "Reference Share Proportionate Reduction" means a proportionate reduction in the number of Reference Shares which are the subject of the applicable Reference Share Offer and attributable to each Debenture, calculated in accordance with the following formula:

                  X
             R =  -
                  N

        R = the fraction by which the number of Reference Shares of the class or series of Reference Shares subject to the Reference Share Offer and attributable to each Debenture will be reduced;

        X = the aggregate number of Reference Shares of the class or series of Reference Shares subject to the Reference Share Offer accepted in the Reference Share Offer; and

        N = the aggregate number of Reference Shares of the class or series of Reference Shares subject to the Reference Share Offer outstanding immediately prior to the expiration of the Reference Share Offer.

          "Registration Default" means either (a) any Shelf Registration Statement is not filed with the Securities and Exchange Commission on or prior to the 120th calendar day following the Closing Time (as defined in the Purchase Agreement) or (b) any Shelf Registration Statement has not been declared effective (i) on or prior to the 180th calendar day following the Closing Time in the case of the Shelf Registration Statement to be filed by News Corporation and the Trust, and (ii) on or prior to April 2, 2004 in the case of the Shelf Registration Statement to be filed by BSkyB.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of March 21, 2003, among the Company, the Trust, News Corporation and Salomon Smith Barney Inc. and J.P. Morgan Securities Inc., as representatives of the Initial Purchasers.

          "Registration Suspension" means any period of more than 30 consecutive calendar days or more than 90 days in any consecutive twelve-month period, in each case, occurring after the Shelf Registration Statements have been declared effective and during which either such Shelf Registration Statement is not usable as contemplated by the Registration Rights Agreement.

          "Regular Additional Distribution" means any Additional Distribution as a result of a Reference Share Distribution that consists of a Regular Cash Dividend.

          "Regular Cash Dividend" means any cash dividend declared and paid or payable by a Reference Company on its Reference Shares in accordance with the Reference Company's publicly announced regular common equity dividend policy, whether paid as an annual or interim dividend.

          "Regular Record Date" means with respect to any Interest Payment Date, the March 1 or September 1, immediately preceding such Interest Payment Date.

          "Regular Trustees" has the meaning specified in the Recitals to this Indenture.

          "Responsible Officer," when used with respect to the Trustee, means any vice president, any assistant vice president, the treasurer, any assistant treasurer, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

          "Restricted Subsidiary" means any Subsidiary of News Corporation.

          "Revolving Credit Agreement" means that certain Revolving Credit Agreement, dated as of May 19, 1993, among the Company and the other borrowers named therein, the guarantors named therein, the arrangers/managing agents named therein, the lead managers named therein, the banks named therein and the agents named therein, as amended and in effect on the date hereof, and as it may be further amended, supplemented or otherwise modified from time to time by the parties thereto, or any refinancings, refundings, or renewals thereof.

          "Rule 144A" means Rule 144A promulgated under the Securities Act.

          "S&P" means Standard & Poor's Corporation and its successors.

          "Securities" means any of the Company's Debentures, as amended or supplemented from time to time, issued under this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor legislation.

          "Shelf Registration Statement" shall mean the registration statements required to be filed pursuant to the Registration Rights Agreement.

          "Significant Subsidiary" means, at any time, any member of the News Consolidated Group whose total assets or consolidated revenues (or, where News Corporation owns directly or indirectly less than 100% of the equity share capital of such member, that part thereof attributable to News Corporation's direct or indirect interest therein) are equal to or greater than 5% of the total assets or consolidated revenues, as the case may be, of the News Consolidated Group, taken as a whole as at the date of the latest available consolidated financial statements of the News Consolidated Group prepared in accordance with GAAP.

          "Stated Maturity," when used with respect to any Security, means the date specified in such Security as the fixed date on which the principal of such Security is due and payable.

          "Subsidiary" means, with respect to any Person, (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors, is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any Person (other than a corporation) in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof have at least a majority ownership interest or the power to direct the policies, management and affairs thereof and shall, with respect to News Corporation and the Company, include Fox Television Holdings, Inc. and its Subsidiaries and their respective successors for so long as such entities shall be regarded to be part of the News Consolidated Group. For purposes of this definition, any director's qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

          "Subsidiary Guarantors" means the Guarantors other than News Corporation.

          "Tax Event" means the receipt by the Property Trustee, on behalf of the Trust, of an opinion of counsel, rendered by a law firm having a recognized national tax and securities law practice, which opinion shall not have been rescinded by such law firm (a "Dissolution Tax Opinion"), to the effect that, as a result of: (1) any amendment to, or change, including any announced prospective change, in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or (2) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of this Indenture (collectively, a "Change in Tax Law"), there is more than an insubstantial risk that: (a) the Trust is, or within 90 days of the date thereof will be, subject to U.S. federal income tax with respect to income received or accrued on the Securities, (b) interest paid by the Company on such Securities is not, or within 90 days of the date thereof will not be, deductible by the Company, in whole or in part, for U.S. federal income tax purposes, or
(c) the Trust is, or within 90 days of the date thereof will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

          "Trading Day" means each day on which the securities exchange or quotation system which is used to determine the Current Market Value for BSkyB Ordinary Shares or News Corporation Preferred ADSs, as applicable, is open for trading or quotation and such security is not suspended from trading.

          "Transfer Agent" means any Person, which may be the Company or any of its Affiliates, appointed by the Company as provided in Section 9.2 to register the transfer of Securities. The Transfer Agent shall initially be the Trustee.

          "Trust" has the meaning specified in the Recitals to this Indenture.

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended and in effect on the date of this Indenture, except as provided in
Section 9.5.

          "Trust Securities" means the securities issued by the Trust.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "United States" means the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

          "United States Person" means an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

          "U.S. Affiliate" means any Affiliate of the Company which is a corporation organized under the laws of the United States.

          "Volume Weighted Average Price" or "VWAP" for a security for each Trading Day, with respect to any security on such Trading Day, means the quotient determined by dividing (i) the sum of each sale price of such security on such day (on the principal securities exchange on which the security is listed, or if the security is not listed on a securities exchange, as reported by the Nasdaq National Market or, if the security is not so reported, the last quoted bid price for the security in the over-the-counter market as reported by the National Quotation Bureau or a similar organization) times the number of units of such security traded at such price on such Trading Day, by (ii) the aggregate number of units of such security traded on such exchange during such Trading Day. In the event such Price is determined in any currency other than dollars, the Closing Price for any day shall be appropriately adjusted into Dollars based on the Noon Buying Rate for such currency on such day. The "Volume Weighted Average Price" for a security for a specified number of Trading Days shall mean the sum of the Volume Weighted Average Price for such security for each such specified Trading Day, divided by the number of such specified days. In calculating the Volume Weighted Average Price for a security for any Trading Day, if no sale price is available for such day, that day, that day shall be disregarded and an additional Trading Day shall be added to the measurement period. If an "ex-divided" date for a security occurs during the period used in determining the security's Volume Weighted Average Price for a specified number of days, Volume Weighted Average Price of the security on any day prior to the "ex-dividend" date use in such determination shall be reduced by the amount of the per share dividend. For this purpose, the amount of a non-cash dividend will be equal to the amount of the dividend, as of the record date therefore, as determined by a nationally recognized investment banking firm retained by the Company for this purpose.

          "Yield Adjustment" means any adjustment required to be made to the Adjusted Principal Amount on any Interest Payment Date following any Extraordinary Additional Distribution (except for the Interest Payment Date immediately following such Extraordinary Additional Distribution) so that the interest payment on such Interest Payment Date does not represent an annualized yield in excess of 0.75% on the Adjusted Principal Amount of the Debentures during the semi-annual period immediately preceding such Interest Payment Date.

          (c) Other Terms Defined Elsewhere in this Indenture.

          Term                                         Defined in Section
          ----                                         ------------------
          Act                                                 1.4(a)
          Additional Amount                                  12.5
          Additional Interest                                 2.12(b)
          Cash                                                3.1(b)
          Change of Control Purchase Date                     3.9(a)
          Change of Control Purchase Notice                   3.10(c)(i)
          Change of Control Purchase Price                    3.9(a)
          Company Notice                                      3.8(f)
          Company Notice Date                                 3.8(f)
          Company Surviving Entity                            8.1(1)
          Defaulted Interest                                  2.12(d)
          Designated Institution                             11.1(g)
          Event Date                                          2.12(b)(4)
          Event of Default                                    5.1
          Exchange Day                                       11.1(g)
          Exchange Notice Date                               11.1(a)
          Exchange Rate                                      11.1(a)
          Global Security                                     2.6(a)(i)
          Hold                                                2.5

          Term                                         Defined in Section
          ----                                         ------------------
          Interest Payment Date                               2.12
          Ministerial Action                                  3.7
          News Corporation Surviving Entity                   8.1(1)
          90-Day Period                                       3.7
          Non Book-Entry BUCS                                 2.6(a)(ii)
          Permitted Jurisdiction                              8.1
          Purchase Consideration                              3.8(b)
          Purchase Date                                       3.8(a)
          Purchase Notice                                     3.8(a)(1)
          Purchase Price                                      3.8(a)
          Redemption Consideration                            3.1(b)
          Rule 144 Information                               10.7
          Security Register                                   2.3
          Security Registrar                                  2.3
          Time of Determination                              11.6

     Section 1.2 Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act or reasonably requested by the Trustee in connection with such application or request. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the applicable requirements of the Trust Indenture Act and any other applicable requirement set forth in this Indenture.

          Every certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such individual, such covenant or condition has been complied with.

     Section 1.3 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an Officer of the Company or of News Corporation, on behalf of the Company or the Guarantors, may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company or any of the Guarantors or News Corporation, on behalf of the Company or any of the Guarantors, stating that the information with respect to such factual matters is in the possession of the Company or any of the Guarantors, as the case may be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion are based are erroneous.

          In any instance in which any Person is required to make, provide or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Section 1.4 Acts of Holders of Securities.

          (a) Any request, demand, authorization, direction, notice, consent, election, waiver or other action provided by this Indenture to be provided or taken by Holders may be embodied in, and evidenced by, one or more instruments of substantially similar tenor signed by such Holders in person or by their agent duly appointed in writing. Except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or News Corporation or to each of them. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Company and the Guarantors, if made in the manner provided in this Section 1.4.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a Person acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee or the Company, as the case may be, deems sufficient.

          (c) The principal amount and serial numbers of Securities held by any Person, and the date of such Person's holding the same, shall be conclusively proven by reference to the Security Register, except in cases of manifest error.

          (d) If the Company or any Guarantor shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company or News Corporation, on behalf of the Company or any Guarantor, as the case may be, may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company or News Corporation, on behalf of the Company or any Guarantor, as the case may be, shall have no obligation to do so. Any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed.

          If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be provided before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Securities then outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Securities then outstanding shall be computed as of such record date; provided, that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

          (e) Any request, demand, authorization, direction, notice, consent, election, waiver, agreement or other Act of the Holder of any Security shall bind every future Holder of the same Security, and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Company or any guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

          (f) Without limiting the foregoing, a Holder entitled hereunder to give or take any such action with regard to any particular Security may do so with regard to all or any part of the Adjusted Principal Amount held by it of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such Adjusted Principal Amount.

     Section 1.5 Notices, Etc., to Trustee, the Company and News Corporation. Any request, demand, authorization, direction, notice, consent, election, waiver, Act or other document provided or permitted by this Indenture to be made upon, provided or furnished to, or filed with:

               (1) the Trustee by any Holder or by the Company or any Guarantor shall be sufficient for every purpose hereunder if made, provided, furnished or filed in writing (which may be via facsimile) to or with the Trustee at the Corporate Trust

     Office, 101 Barclay Street, New York, New York, 10286, Attention: Corporate Trust Administration; or

               (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing, mailed, first-class postage prepaid, or delivered, addressed to it at News America Incorporated, 1211 Avenue of the Americas, New York, New York 10036, to the attention of its General Counsel, or at such other notice address as shall have been most recently furnished in writing to the Trustee by the Company or News Corporation, as the case may be.

     Section 1.6 Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder's address as it appears in the Security Register, not earlier than the earliest date, and not later than the latest date, prescribed herein for the giving of such notice.

          In any event where notice to Holders is provided by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder.

          In any instance in which this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

     Section 1.7 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

     Section 1.8 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 1.9 Successors and Assigns. All covenants and agreements in this Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not.

     Section 1.10 Separability Clause. In the event that any provision in this Indenture or in the Securities or Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions thereof shall not in any way be affected or impaired thereby.

     Section 1.11 Benefits of Indenture. Nothing in this Indenture or in the Securities or Guarantees, express or implied, shall provide to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 1.12 Governing Law. Subject to the following sentence, this Indenture and each of the Securities (including the Guarantees) shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Upon qualification under the Trust Indenture Act, this Indenture will be subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

     Section 1.13 Legal Holidays. If any date specified in this Indenture, the Securities or the Guarantees for the occurrence of any event (including without limitation, the providing of notice and the making of a payment) shall not be a Business Day at the place of the occurrence of such event, then such event shall occur on the next succeeding date that is a Business Day at such place with the same force and effect as if such event had occurred on the date originally specified; it being understood that if such event is a payment in respect of the Securities or the Guarantees and such payment is so made on such succeeding Business Day, Original Issue Discount or interest, if any, as applicable, shall accrue in respect of the period until such payment is actually made.

     Section 1.14 Service of Process. By the execution and delivery of this Indenture, each Guarantor irrevocably designates and appoints the Company, with an address on the date hereof at 1211 Avenue of the Americas, New York, New York 10036, United States of America, as such Guarantor's authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Securities, the Guarantees or this Indenture. Such suit may be instituted in any state or federal court in the City of New York. The Company and each Guarantor hereby submit to the jurisdiction of any such court or of any court of the Australian Capital Territory, exclusive of the jurisdiction of any court of any other State or Territory of Australia in any such suit or proceeding, and agree that service of process upon the Company, and written notice of such service to any Guarantor (mailed or delivered to it at its principal office as set forth in Schedule I hereto), shall be deemed in every respect effective service of process upon such Guarantor in any such suit or proceeding. Each Guarantor further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary or appropriate to continue such designation and appointment of the Company in full force and effect so long as any of the Securities and the Guarantees shall be outstanding.

         The Company has provided written notice to the Guarantors and the Trustee of its agreement to act as each Guarantor's authorized agent upon which process may be served in any such suit or proceeding and to provide written notice of such service to such Guarantor (mailed or delivered to it at such Guarantor's principal office as set forth in Schedule I hereto) or at such other address as such Guarantor notifies the Trustee. The Company (or another U.S. Affiliate of News Corporation which may be the Company's successor agent to accept service of process hereunder, upon prior written notice to the Trustee) agrees to maintain its corporate existence and to be incorporated under the laws of the United States, and (ii) the Company (or such successor) will not change its address without first having provided written notice thereof to the Trustee.

                                   ARTICLE II

                                 THE SECURITIES

     Section 2.1 Forms; Denominations. The Securities, the Guarantees endorsed thereon and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, which is part of this Indenture. The Securities and the Guarantees may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company and each Guarantor). The Company and the Guarantors shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

         (a) Initial Issuance to Property Trustee. The Securities initially issued to the Property Trustee of the Trust shall be in the form of one or more individual certificates in definitive, fully registered form without distribution coupons, substantially in the form of Exhibit A hereto.

         The Securities may have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with this Indenture, any law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may, consistently herewith, be determined by the Authorized Officers executing such Securities, as conclusively evidenced by their execution of such Securities. All Securities shall be otherwise substantially identical except as to denomination and as provided herein.

     Section 2.2 Execution, Authentication and Delivery. The Securities shall be executed on behalf of the Company by its Chairman, one of its Vice Chairmen, its President or one of its Vice Presidents, attested by its Secretary or one of its Assistant Secretaries. The signature of any of these Officers on the Securities may be manual or facsimile.

         Securities bearing the manual or facsimile signature of any Person who was at any time a proper Officer of the Company shall bind the Company, notwithstanding that such Person has ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of authentication of such Securities.

         No Security and no Guarantee endorsed thereon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such

Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

         The Trustee shall authenticate and make available for delivery Securities for original issue in an aggregate Original Principal Amount of up to $1,750,000,000, upon a Company Order or Company Orders without any further action by the Company. The aggregate Securities outstanding at any time may not exceed that amount set forth in the foregoing sentence, except as provided in
Section 2.4.

         Reference is made to Article 12 concerning the execution and delivery of the Guarantees.

     Section 2.3 Registration; Registration of Transfer and Exchange. (a) The Company shall cause to be maintained at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency appointed in or pursuant to Section 10.2 as a Transfer Agent, the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration and transfers of Securities. All Securities hereunder shall be issued in registered form. The Security Register shall be in written form or any other form capable of being exchanged or converted into written form within a reasonable time. At all reasonable times, the Security Register shall be open to inspection by the Trustee. The Trustee and each Transfer Agent are hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

         Upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Security Registrar, at an office or agency of the Company appointed in or pursuant to Section 10.2 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations and of the same aggregate Original Principal Amount having endorsed on each such new Security a Guarantee duly executed by the Guarantors or their attorneys.

         At the option of each holder, Securities may be exchanged for other Securities of any authorized denomination or denominations and of the same aggregate Original Principal Amount, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive having endorsed on each such new Security a Guarantee duly executed by the Guarantors or their attorneys.

         All Securities, and the Guarantees endorsed thereon, issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company and the Guarantors, respectively, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

         Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Guarantors or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder or such Holder's attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange of Securities, but the Trustee, the Company or the Guarantors shall have the right to require payment from the Holder requesting any such registration of transfer or exchange of an amount in Dollars sufficient to pay or discharge any tax or other governmental charge that may be imposed in connection with such registration of transfer or exchange and any other amounts required to be paid by the provisions of the Securities.

         The Company and the Security Registrar shall not be required (i) following the determination to redeem any Security, to issue, to register the transfer of or to exchange any Security during a period beginning at the opening of business in New York 15 days before any selection of Securities to be redeemed and ending at the close of business on the day of the publication or mailing of the relevant notice of redemption, (ii) following the selection of Securities to be redeemed in whole or in part, to register the transfer of or to exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to register the transfer of or to exchange any Security in respect of which a Purchase Notice or a Change of Control Purchase Notice has been provided and not withdrawn by the Holder thereof in accordance with the terms hereof (except in the case of a Security to be purchased in part, the portion thereof not to be purchased).

         The Trustee, as agent of the Company for this purpose, shall maintain at its Corporate Trust Office the Security Register for the registration of transfers and exchanges of Securities. Upon presentation for transfer or exchange of any Security at the office of a Transfer Agent accompanied by a written instrument of transfer or exchange in the form approved by the Company (it being understood that, until notice to the contrary is given to Holders of Securities, the Company shall be deemed to have approved the form of instrument of transfer or exchange, if any, printed on any Security), executed by the registered Holder, in person or by such Holder's attorney thereunto duly authorized in writing, such Security shall be transferred upon the Security Register and, to the extent applicable, a new Security shall be authenticated and issued in the name of the transferee.

         (b) Notwithstanding any provision to the contrary herein, so long as a global Security remains outstanding and is held by or on behalf of the U.S. Depositary, transfers of a global Security, in whole or in part, shall only be made in accordance with Section 2.6 and this Section 2.3(b).

              (i) Transfers in General. Subject to clause (ii) of this Section 2.3(b), transfers of a global Security shall be limited to transfers of such global Security in whole, but not in part, to nominees of the U.S. Depositary or to a successor of the U.S. Depositary or such successor's nominee.

              (ii) Other Exchanges. Prior to the registration of the Securities (and the BSkyB Ordinary Shares deliverable upon exchange thereof), in the event that a global Security is exchanged for Securities in definitive registered form, pursuant to Section 2.6 hereof, such Securities may be exchanged for one another only in accordance with such procedures as may from time to time be adopted by the Company and the Trustee.

         (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Security Register.

         (d) Any Transfer Agent or Exchange Agent appointed pursuant to this Indenture hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Transfer Agent or Exchange Agent of Securities upon transfer or exchange of Securities.

         (e) No Transfer Agent shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

         (f) If Securities are issued upon the transfer, exchange or replacement of Securities bearing a legend, or if a request is made to remove the legend on a Security, the Securities so issued shall bear the legend, or the legend shall not be removed, as the case may be, unless (i) there is delivered to the Company and the Security Registrar such satisfactory evidence, which shall include an opinion of counsel, as may be reasonably required by the Company and the Security Registrar, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the Securities Act or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act or (ii) such Securities (and the Reference Shares) have been registered and are no longer subject to transfer restrictions under the Securities Act. Upon (i) provision of such satisfactory evidence, or
(ii) notification by the Company to the Trustee and Security Registrar of such registration and transferability, the Trustee, at the direction of the Company, shall authenticate and deliver a Security that does not bear the legend. If a legend is removed from the face of a Security and the Security is subsequently held by an affiliate of the Company, the legend shall be reinstated.

         (g) In the event of a transfer of a Security in definitive registered form prior to its registration, such Securities may only be transferred in accordance with such procedures as may from time to time be adopted by the Company and the Trustee. The holder of a registered individual Security may transfer such Security by surrendering it at the office of any Transfer Agent.

         (h) Upon any distribution of the Securities to the holders of the BUCS in accordance with the Declaration, the Company and the Trustee shall enter into a supplemental indenture pursuant to Section 9.1(3) to provide for transfer procedures and restrictions with respect to the Securities substantially similar to those contained in the Declaration to the extent applicable in the circumstances existing at the time of such distribution.

     Section 2.4 Mutilated, Destroyed, Lost or Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same Adjusted Principal Amount, having endorsed thereon a Guarantee duly executed by the Guarantors, and bearing a certificate number not contemporaneously outstanding.

     If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such Security or indemnity as may be required by them to hold each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee at the direction of the Company shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same tenor (including the same date of issuance) and Adjusted Principal Amount, having endorsed thereon a Guarantee duly executed by the Guarantors, registered in the same manner, dated the date of its authentication and bearing a certificate number not contemporaneously outstanding.

         In the event that any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to Article Three, the Company in its discretion may, instead of issuing a new Security, pay, redeem or purchase such Security, as the case may be.

         Upon the issuance of any new Security under this Section 2.4, the Company may require the payment of an amount sufficient to pay or discharge any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

         Every new Security (and the Guarantee endorsed thereon) issued pursuant to this Section 2.4 in lieu of any destroyed, mutilated, lost or stolen Security shall constitute an original additional contractual obligation of the Company and each Guarantor, respectively, whether or not the destroyed, mutilated, lost or stolen Security shall be at any time enforceable by any Person, and such new Security (and the Guarantee endorsed thereon) shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities (and the Guarantees endorsed thereon) duly issued hereunder.

         The provisions of this Section 2.4 are exclusive and shall preclude (to the extent permitted by applicable law) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     Section 2.5 Outstanding Securities; Determination of Holders' Action. Securities outstanding at any time are all the Securities authenticated by the Trustee, except for those cancelled by it, those delivered to it for cancellation, those mutilated, destroyed, lost or stolen for which the Trustee has authenticated and made available for delivery a new Security in lieu thereof pursuant to Section 2.4 and those described in this Section 2.5 as not outstanding. A Security shall not cease to be outstanding because the Company, the Guarantors or any of their respective Affiliates holds the Security; provided, that, in determining whether the Holders of the requisite Original Principal Amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, election, waiver or other Act hereunder, Securities owned by the Company, the Guarantors or any of their respective Affiliates, shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, election, waiver or other Act, only Securities in respect of which a Responsible Officer of the Trustee shall have actual knowledge that are so owned shall be so disregarded. Subject to the foregoing provisions, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles Five and Nine).

         If the Paying Agents hold, in accordance with the terms of this Indenture, money or securities sufficient to pay the Redemption Price of such Security on the Redemption Date, then, immediately after such Redemption Date, such Security will cease to be outstanding and interest on such Security will cease to accrue, whether or not such Security is delivered to the Paying Agent, and all other rights of the Holder, including the Holder's right to exchange a Security, shall terminate and lapse (other than the right to receive the Redemption Price upon delivery of the Security); provided, that if such Securities are to be redeemed, notice of such redemption shall have been duly provided pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made. For purposes of this paragraph, the term "hold" means (i) receipt from the News Depositary of a notice advising the Paying Agents that the News Corporation Preferred ADSs are available for delivery or
(ii) receipt from the Transfer Agent of a notice advising the Paying Agent that the BSkyB Ordinary Shares are available for delivery.

         If the Paying Agents hold, in accordance with the terms of this Indenture, money or BSkyB Ordinary Shares sufficient to pay the Purchase Price of such Security on a Purchase Date, then, immediately after such Purchase Date, such Security will cease to be outstanding and interest on such Security will cease to accrue, whether or not such Security is delivered to the Paying Agent, and all other rights of the Holder, including the Holder's right to exchange a Security for BSkyB Ordinary Shares, shall terminate and lapse (other than the right to receive the Purchase Price upon delivery of the Security). For purposes of this paragraph, the term "hold" means receipt from the Transfer Agent of a notice advising the Paying Agent that the BSkyB Ordinary Shares are available for delivery.

         If the Paying Agents hold, in accordance with the terms of this Indenture, money sufficient to pay the Change of Control Purchase Price of a Security properly submitted for payment on a Change of Control Purchase Date on the Change of Control Purchase Date, then, on and after the Change of Control Purchase Date, such Security will cease to be outstanding and interest on such Security will cease to accrue and all other rights of the Holder shall terminate (other than the right to receive the Change of Control Purchase Price upon delivery of such Security).

         If a Security is exchanged in accordance with Article Ten, then, unless otherwise provided in Article Ten on and after the Exchange Date, such Security shall cease to be outstanding and interest shall cease to accrue on such Security.

         Section 2.6 Global Securities; Temporary Securities.

               (a) In connection with a Dissolution Event,

                      (i) the Securities in certificated form may be presented to the Trustee by the Property Trustee in exchange for a global Security in an aggregate principal amount equal to the aggregate Original Principal Amount of all outstanding Securities (a "Global Security"), to be registered in the name of the Depository Trust Company, or its nominee, and delivered by the Trustee to the Depository Trust Company for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Company upon any such presentation shall execute a Global Security in such aggregate Original Principal Amount and deliver the same to the Trustee for authentication and delivery in accordance with this Indenture. Payments on the Securities issued as a Global Security will be made to the Depository Trust Company; and

                      (ii) if any BUCS are held in non book-entry certificated form, the Securities in certificated form may be presented to the Trustee by the Property Trustee and any BUCS Certificate which represents BUCS other than BUCS held by the Depository Trust Company or its nominee ("Non Book-Entry BUCS") will be deemed to represent beneficial interests in Securities presented to the Trustee by the Property Trustee having an aggregate Original Principal Amount equal to the aggregate original liquidation preference of the Non Book-Entry BUCS until such BUCS Certificates are presented to the Security Registrar for transfer or reissuance at which time such BUCS Certificates will be cancelled and a Security, registered in the name of the holder of the BUCS Certificate or the transferee of the holder of such BUCS Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation preference of the BUCS Certificate cancelled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with this Indenture. On issue of such Securities, Securities with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been cancelled.

               (b) A Global Security may be transferred, in whole but not in part, only to another nominee of the Depository Trust Company, or to a nominee of such successor Depository Trust Company.

               (c) If (i) the Depository Trust Company notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the Depository Trust Company, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depository Trust Company is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) the Company, in its sole discretion, determines that such Global Security shall be so exchangeable or (iv) there shall have occurred an Event of Default with respect to such Securities, as the case may be, the Company will execute, and, subject to Article Two of this Indenture, the Trustee, upon written notice from the Company and receipt of a Company Order, will authenticate and deliver the Securities in definitive registered form without coupons, in authorized denominations, and in an aggregate Original Principal Amount equal to the principal amount of the Global Security in exchange for such Global Security. In addition, upon an Event of Default or if the Company may at any time determine that the Securities shall no longer be represented by a Global Security, in such event the Company will execute, and subject to Section 3.5 of this Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and make available for delivery the Securities in definitive registered form without coupons, in authorized denominations, and in an aggregate Original Principal Amount equal to the Original Principal Amount of the Global Security in exchange for such Global Security. Upon the exchange of the Global Security for such Securities in definitive registered form without coupons, in authorized denominations, the Global Security shall be cancelled by the Trustee. Such Securities in definitive registered form issued in exchange for the Global Security shall be registered in such names and in such authorized denominations as the Depository Trust Company, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Depository Trust Company for delivery to the Persons in whose names such Securities are so registered.

         Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

         If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. The definitive Securities shall be printed, lithographed or engraved, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any applicable securities exchange, all as determined by the Officers executing such definitive Securities. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency maintained by the Company for such purpose pursuant to Section 10.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and deliver, in exchange therefor the same aggregate Adjusted Principal Amount of definitive Securities of authorized denominations, having endorsed thereon Guarantees duly executed by the Guarantors. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

     Section 2.7 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Guarantors and the Trustee, and any of their respective agents, may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of any amounts in respect of such Security and for all other purposes (including all notices), whether or not such Security shall be overdue, and neither the Company, the Guarantors nor the Trustee, nor any of their respective agents, shall be affected by notice to the contrary.

     Section 2.8 Cancellation. All Securities surrendered for payment, redemption or purchase by the Company pursuant to Article Three, or exchange pursuant to Article Ten, except as provided in Section 11.1(g) or for registration of transfer or exchange shall be delivered to the Trustee. All Securities so delivered shall be promptly cancelled by the Trustee. The Company or the Guarantors may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company or the Guarantors may have acquired in any manner, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities which it or the Guarantors have paid for or delivered to the Trustee for cancellation in accordance with the first sentence of this Section 2.8, except those delivered to the Trustee for registration of transfer, exchange or replacement. No Securities shall be authenticated in lieu of, or in exchange for, any Securities cancelled as provided in this Section 2.8, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of in accordance with the Trustee's policy for disposal of cancelled Securities or as otherwise directed by a Company Order, provided, however, that the Trustee shall not be required to destroy cancelled Securities.

     Section 2.9 CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

     Section 2.10 Right of Set Off. Notwithstanding anything to the contrary in this Indenture, the Company and any Guarantor shall have the right to set off any payment it is otherwise required to make hereunder to the extent (i) the Company or any Guarantor, as the case may be, has theretofore made, or is concurrently on the date of such payment making, a payment hereunder under the Guarantees and (ii) News Corporation has theretofore made, or is concurrently on the date of such payment making, a payment under the Preferred Securities Guarantee.

     Section 2.11 Stated Maturity; Changes to Original Principal Amount or Adjusted Principal Amount.

         (a) The Stated Maturity of the principal of the Debentures shall be March 15, 2023.

         (b) The principal amount of each Debenture shall initially equal the Original Principal Amount. Thereafter, the principal amount of each Debenture, as of any date of determination, shall equal the Adjusted Principal Amount. In calculating the Adjusted Principal Amount, the value of any Extraordinary Distribution shall be subtracted as of the date it is distributed to holders of the Debentures and the amount of each Yield Adjustment shall be subtracted on the Interest Payment Date to which such Yield Adjustment relates. In no event will the Adjusted Principal Amount be less than zero. The Company shall issue a press release upon the occurrence of each reduction to the Adjusted Principal Amount, and provide it to DTC for dissemination through the DTC broadcast facility.

          (c) At least five Business Days prior to the Stated Maturity of the principal of Debentures, the Company shall deliver an Officers' Certificate to the Trustee which: (i) sets forth the amount to be paid at such Stated Maturity for each Debenture and for all Debentures then Outstanding, (ii) sets forth a reasonably detailed calculation of such amounts, and (iii) directs the Trustee to adjust its records accordingly and to request the Depository to adjust its records accordingly. At or prior to 10:00 a.m., New York City time, on the date of Stated Maturity of the principal of the Debentures, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) an amount in cash sufficient to pay the amount due on all Debentures that are Outstanding at 5:00 p.m., New York City time, on the date of such Stated Maturity.

          (d) In the event of an acceleration of maturity of the Debentures pursuant to Section 5.2, there shall become immediately due and payable an amount equal to the sum of (1) the greater of (a) the Adjusted Principal Amount of the Debentures then Outstanding and (b) the Current Market Value of the Reference Shares attributable to the Debentures, (2) any accrued and unpaid interest on the Debentures and (3), subject to Section 2.15, any Final Period Distribution on the Debentures, determined as if (i) in the case of an Event of Default specified in clause (7) or (8) of Section 5.1, the date of such Event of Default was the Redemption Date of the Debentures and (ii) in the case of any other Event of Default, the date of declaration of acceleration was the Redemption Date of the Debentures.

     Section 2.12 Interest.

          (a) The Debentures shall bear interest from March 21, 2003 or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semiannually on March 15 and September 15 of each year (each, an "Interest Payment Date"), commencing September 15, 2003, to the Persons in whose names the Debentures (or one or more Predecessor Securities) are registered at the close of business on the Regular Record Date. Calculations of interest on each Debenture shall be based on the Original Principal Amount, without regard to changes in the Adjusted Principal Amount. Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months.

          (b) Interest on the Debentures will accrue at the rate of 0.75% per annum until the principal thereof is paid or made available for payment; provided, however, that such interest rate shall be subject to increase solely as follows:

               (1) the interest rate shall be increased ("Additional Interest")
     (A) initially, by one quarter of one percent (0.25%) per annum upon the occurrence of each Registration Default or Registration Suspension and thereafter, (B) by an additional one quarter of one percent (0.25%) per annum if such Registration Default or Registration Suspension continues for more than 90 days (and such increase will be in addition to the increase set forth in clause (A) and will take effect on the 91st day), (C) by an additional one half of one percent (0.50%) per annum if such Registration Default or Registration Suspension continues for more than 180 days (and such increase will be in addition to the increases set forth in clauses (A) and (B) and will take effect on the 181st day), and (D) by an additional one half of one percent (0.50%) per annum if such Registration Default or Registration Suspension continues for more than 270 days (and such increases will be in addition to the increases set forth in clauses (A), (B) and (C), and will take effect on the 271/st day); provided that the maximum amount of Additional Interest will in no event exceed one percent and one half of one percent (1.50%) per annum;

               (2) accrual of Additional Interest will cease and the interest rate will revert to the original rate, in the case of a Registration Default, upon the earlier to occur of (A) the cure of all Registration Defaults or (B) the date on which the BUCS are saleable pursuant to Rule 144(k) under the Securities Act or any successor provision and there are no Registration Defaults with respect to the Reference Shares; and in the case of a Registration Suspension, upon the Shelf Registration Statement once again becoming usable as contemplated under the Registration Rights Agreement;

               (3) Additional Interest shall accrue from and including the day following the applicable Event Date (as defined below), and shall be computed based on the actual number of days elapsed in each 90-day period; and

               (4) the Company shall deliver to the Trustee an Officers' Certificate within three Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "Event Date").

          (c) At least five Business Days prior to each Interest Payment Date, the Company shall deliver an Officers' Certificate to the Trustee setting forth:
(i) the amount of interest per Debenture due for that interest period, (ii) the amount of any Distribution required to be made under Section 2.13 and (iii) the total payment due for that period on all Debentures outstanding.

          (d) Interest may, at the option of the Company, be paid by check mailed to the address of a Holder as it appears on the Security register; provided that, with respect to any holder of Debentures with an aggregate Original Principal Amount equal to or in excess of $5,000,000, at the request (such request to include appropriate wire instructions) of such holder in writing to the Trustee on or before the record date preceding any Interest Payment Date, interest on such holder's Debentures shall be paid by wire transfer in immediately available funds. In the case of a permanent global Security, interest payable on any Interest Payment Date will be paid to the U.S. Depository, with respect to that portion of such permanent global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent global Security to the accounts of the beneficial owners thereof.

          None of the Company, the Trustee or any paying agent shall have any responsibility or liability for any aspect of the records relating to or payment made on account of beneficial ownership interests in the global Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          Any interest on any Debenture that is payable, but is not punctually paid or duly provided for, on any said Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant record date by virtue of his having been such Holder; and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

               (i) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Debentures (or their respective predecessor Debentures) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest to be paid on each Debenture and the date of the payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent in writing to an earlier date), and at the same time, the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon, the Trustee shall fix a special record date for the payment of such Defaulted Interest, which shall be not more than 15 days and not less than 10 days prior to the date of the payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the persons in whose names the Debentures (or their respective predecessor Debentures) were registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii).

               (ii) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     Section 2.13 Additional Distributions.

          (a) The Company shall distribute, or cause to be distributed, as an Additional Distribution to each Holder of a Debenture, any Reference Share Distribution received by holders of Reference Shares, or the cash value thereof, in accordance with this Section 2.13.

          (b) In the case of any Regular Cash Dividend, the Company shall pay, to the Holder of each Debenture, as a Regular Additional Distribution, 75% of the amount of cash received by a holder of the number of Reference Shares attributable to such Debenture in respect of such Regular Cash Dividend in any Interest Period. Such payment shall be made by the Company on the next Interest Payment Date to Holders of Debentures as of 5:00 p.m., New York City time, on the Regular Record Date for such Interest Payment Date.

          (c) In the case of any Extraordinary Distribution, the Company shall deliver to the Holder of each Debenture, as an Extraordinary Additional Distribution, all dividends and distributions, or the fair market value thereof (determined in accordance with Section 2.13(d) or (e)), received by a holder of the number of Reference Shares attributable to such Debenture in respect of such Extraordinary Distribution. Any distribution pursuant to this subsection (c) shall be made by the Company to Holders of Debentures as of a special record date which shall be the 10th Business Day after the date of the payment of the Extraordinary Distribution by the applicable Reference Company, and shall be distributed to such Holders on the 10th Business Day following such special record date.

          (d) If an Extraordinary Distribution consists of securities or units that are Marketable Securities (other than securities which are, or become, Reference Shares), such securities or units will be distributed by the Company to Holders of the Debentures in accordance with Section 2.13(c); provided, that the Company shall not distribute fractional securities or units. In lieu of fractional securities or units, the Company shall pay the Holders of Debentures an amount in cash equal to the Closing Price, as of the special record date, of the security or unit to be distributed multiplied by such fractional interest. For purposes of determining the existence of fractional interests, the Company shall allocate its distributions so as to permit News Corporation Finance Trust II to redistribute the securities to each holder of BUCS, with all BUCS held by a Holder considered together (no matter how many separate certificates such Holder may have). In the event the Company is unable to distribute any securities or units as part of an Extraordinary Additional Distribution because any necessary qualifications or registrations of such securities or units under applicable state or federal securities laws cannot be obtained on a timely basis, the Company may instead deliver, in lieu of such securities or units, cash based on the average of the Closing Prices of such securities or units over the ten Trading Days ending on the Trading Day next preceding the distribution by the Company of such Extraordinary Additional Distribution.

          (e) If an Extraordinary Distribution consists of cash, assets or property other than securities or units that are Marketable Securities, the Company shall pay to Holders of the Debentures an amount of cash equal to the fair market value thereof; such fair market value to be determined as of the date such Extraordinary Distribution is made or paid to holders of the applicable Reference Shares. Such fair market value shall be equal to the amount determined in good faith by News Corporation's Board of Directors, unless the Board of Directors determines in good faith that there is a substantial likelihood that the aggregate fair market value will be in excess of $100,000,000, in which case such fair market value shall be determined by a nationally recognized investment banking or appraisal firm retained by News Corporation for this purpose. The fair market value so determined shall be set forth in a Board Resolution or, in the case of a determination by an investment banking or appraisal firm, an Officers' Certificate.

          (f) At least five Business Days prior to the payment or delivery of an Extraordinary Additional Distribution by the Company pursuant to Section 2.13(c), the Company shall deliver to the Trustee a Board Resolution setting a special record date for such Extraordinary Additional Distribution and an Officers' Certificate setting forth: (i) the exact amount of Marketable Securities or cash to be distributed on or with respect to the Reference Shares attributable to each Debenture, and (ii) the total amount of Marketable Securities or cash to be distributed on or with respect to the Reference Shares attributable to all Debentures that are Outstanding as of such special record date. If any distribution relates to any assets or other property that is not publicly traded, then at least five Business Days prior to such distribution, the Company shall deliver to the Trustee: (i) a Board Resolution establishing the fair market value of the assets or other property, unless such fair market value is determined by a nationally recognized investment banking or appraisal firm, in which case the Company shall deliver to the Trustee the report of such firm and
(ii) an Officers' Certificate setting forth (a) the exact amount of cash to be distributed on or with respect to the Reference Shares attributable to each Debenture and (b) the total amount of cash to be distributed on or with respect to the Reference Shares attributable to all Debentures that are Outstanding as of such special record date in respect of any assets or other property that is not publicly traded. The Trustee is only responsible for distributing Marketable Securities in the form of global book entry securities that are DTC eligible. At or prior to 10:00 a.m., New York City time, on the date an Extraordinary Additional Distribution is to be made pursuant to Section 2.13(c), the Company shall (i) in the case of an Extraordinary Additional Distribution consisting of cash, deposit with the Trustee or with a Paying Agent an amount of cash equal to the Extraordinary Additional Distribution to be paid on such date and (ii) in the case of an Extraordinary Additional Distribution consisting of Marketable Securities, transfer by book-entry to the account of the Trustee or a Paying Agent at DTC (or any successor Depository) the amount of Marketable Securities to be distributed in such Extraordinary Additional Distribution on such date. The Company shall act as its own Paying Agent for any Marketable Securities to be delivered other than through book-entry. The Company shall issue a press release setting forth the amount and composition, per BUCS, of any Extraordinary Additional Distribution, and shall deliver such press release to DTC for dissemination through the DTC broadcast facility. Any Additional Distribution will be paid or made without any interest or other payment in respect of such amounts.

     Section 2.14 Distributions of Reference Shares or Other Securities.

          (a) The Company will pay any and all documentary, stamp, transfer or similar taxes that may be payable in respect of the transfer and delivery of Reference Shares or in connection with an Extraordinary Additional Distribution pursuant hereto; provided, however, that the Company shall not be required to pay any such tax which may be payable in respect of any transfer involved in delivery of such property to a name other than that in which the Debentures were registered, and no such transfer or delivery shall be made unless and until the Person requesting such transfer has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

          (b) The Company hereby warrants that upon delivery of any Reference Shares or any securities in connection with any Extraordinary Additional Distribution pursuant to this Indenture, the Holder of a Debenture shall receive all rights held by the Company in the securities to be delivered, free and clear of any and all liens, claims, charges and encumbrances, other than any liens, claims, charges and encumbrances on Reference Shares other than on BSkyB Ordinary Shares which may have been placed thereon by the prior owner thereof prior to the time acquired by the Company. In addition, the Company further warrants that any securities to be delivered hereunder shall be free of any transfer restrictions under federal or state securities laws (other than such as are solely attributable to any Holder's status as an affiliate of the issuer of such securities).

   Section 2.15  Balance of Final Period Distribution Payment.

           (a) In the case of a Final Period Distribution within the meaning of clause (b) of the definition of "Final Period Distribution," the Company shall pay such Final Period Distribution to the Holders of Debentures that have been repaid in accordance with Section 2.13(b) or redeemed in accordance with
Section 3.1 as of a special record date which shall be the 10th Business Day after the date of the payment of the relevant Extraordinary Distribution by the applicable Reference Company; and such payment shall be distributed on the 10th Business Day following such special record date.

           (b) In the event that the applicable Reference Company fails to make the Extraordinary Distribution referred to in subsection (a) above at the time or in the amount expected, the Company shall pursue any claim it has against such Reference Company, whether as a securityholder or otherwise, on behalf of the Holders of Debentures. Reasonable costs of such actions by the Company may be deducted from the amount of any Extraordinary Distribution before any distribution is made to Holders of Debentures.

   Section 2.16 Agreed Tax Treatment. Each Debenture issued hereunder shall provide that the Company and, by its acceptance of a Debenture or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, such Debenture agree to treat such Debenture as indebtedness of the Company for United States federal, state and local tax purposes.

                                  ARTICLE III

                            REDEMPTION AND PURCHASES

   Section 3.1   Right to Redeem; Redemption Considerations; Notices to Trustee.

           (a) Right to Redeem. On or after March 20, 2010, the Company, at its option, may redeem the Securities in accordance with the provisions hereof and of paragraph 5 of the Securities. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Original Principal Amount of Securities to be redeemed, the Redemption Price and the Redemption Consideration (as defined below). The Redemption Price shall equal in every case the Adjusted Principal Amount on the Redemption Date of such Security plus accrued and unpaid interest through but not including the Redemption Date plus any Final Period Distribution. Notwithstanding the foregoing, the Company may not make any redemption of less than all the Debentures unless there remain Outstanding after such redemption at least $100,000,000 original principal amount of Debentures.

           (b) Redemption Consideration. The Company has the right to elect the manner of payment of the Redemption Price on the Redemption Date. The Securities to be redeemed on any Redemption Date pursuant to this Section 3.1 may be paid for, at the election of the Company, in U.S. legal tender ("cash"), BSkyB Ordinary Shares, or in any combination thereof (the "Redemption Consideration"), subject to the conditions set forth in (i) through (v) below. The Company shall designate, in the notice of redemption, delivered pursuant to Section 3.3, whether the Company will redeem the Securities for cash or BSkyB Ordinary Shares or, if a combination thereof, the percentages of the Redemption Price of Securities in respect of which it will pay in each form of Redemption Consideration; provided that the Company will pay cash for any fractional interests in BSkyB Ordinary Shares. For purposes of determining the existence of potential fractional interests, the Company shall allocate its distributions of Securities so as to permit News Corporation Finance Trust II to redistribute the Securities to each holder of BUCS, with all BUCS held by a holder of BUCS considered together (no matter how many separate certificates such holder may have) and the Company shall deliver to News Corporation Finance Trust II sufficient cash to enable it to pay cash for fractional securities. Each Holder whose Securities are redeemed pursuant to this Section 3.1 shall receive the same percentage of each form of Redemption Consideration in payment of the Redemption Price for such Securities, except (A) the Company will pay cash in lieu of fractional BSkyB Ordinary Shares and (ii) in the event that the Company is unable to redeem the Securities of a Holder or Holders for BSkyB Ordinary Shares because any necessary qualifications or registrations of the foregoing under applicable federal or state securities laws cannot be obtained, the Company may redeem the Securities of such Holder or Holders for cash. The Company may not change its election with respect to the form of Redemption Consideration (or components or percentages of components thereof) to be paid once the Company has given its notice of redemption to Holders except pursuant to this Section 3.1(b).

              (i) Redemption with Cash. On the relevant Redemption Date, at the option of the Company, the Redemption Price of Securities in respect of which a notice of redemption has been given, or a specified percentage thereof, may be paid by the Company with cash.

              (ii) Payment in BSkyB Ordinary Shares. On the relevant Redemption Date, at the option of the Company, the Redemption Price of Securities in respect of which a notice of redemption pursuant to Section 3.3 has been given, or a specified percentage thereof, may be paid by the Company by the delivery of a number of BSkyB Ordinary Shares equal to the quotient obtained by dividing (i) the Redemption Price in respect of which the Company has elected to make payment in BSkyB Ordinary Shares by (ii) Current Market Value of a BSkyB Ordinary Share.

              (iii) Conditions. The Company's right to exercise its election to purchase Securities on a Redemption Date through the delivery of a form of Redemption Consideration other than cash shall be conditioned upon:

                    (A) the Company's not having given in the notice of redemption an election to pay entirely in cash and its giving of timely notice of election to purchase all or a specified percentage of the Securities with a form of Redemption Consideration other than cash;

                    (B) the registration of BSkyB Ordinary Shares under the Securities Act, or the Exchange Act, in each case, if required, and any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration;

                    (C) the listing of such BSkyB Ordinary Shares on the London Stock Exchange, if such are not so listed;

                    (D) the receipt by the Trustee of (a) an Officers' Certificate to the effect that (x) the terms of the issuance of such BSkyB Ordinary Shares are in conformity with this Indenture, (y) the BSkyB Ordinary Shares to be delivered on or prior to the Redemption Date will be deposited with the Transfer Agent, and (z) (i) if such BSkyB Ordinary Shares are newly issued or are treasury shares, such shares have been duly authorized and, when such BSkyB Ordinary Shares have been issued and delivered pursuant to the terms of this Indenture in payment of such specified percentage of the Redemption Price in respect of Securities, such BSkyB Ordinary Shares will be duly and validly issued, fully paid and nonassessable, free of any preemptive rights and free and clear of any lien or adverse claim or (ii) if such BSkyB Ordinary Shares are not newly issued or treasury shares, such shares will be free and clear of any lien or adverse claim stating that conditions (A), (B) and (C) above and the condition set forth in the second succeeding sentence have been satisfied; and (b) an Opinion of Counsel to the effect of (x) and (z) (as applicable) above and, stating that conditions (B) and (C) above have been satisfied.

          (c) Taxes. If a Holder of a Security purchased on a Redemption Date is paid in a form of Redemption Consideration other than cash, the Company or News Corporation shall pay any documentary, stamp or similar issue or transfer tax due on such issue and delivery of such consideration. However, the holder of BUCS to which such securities are redistributed shall pay any such tax which is due because such holder requests the Redemption Consideration to be issued or delivered in a name other than the holder's name. The Paying Agent may refuse to deliver the certificates representing the BSkyB Ordinary Shares being issued in a name other than the holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the Redemption Consideration is to be issued or delivered in a name other than the holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

          (d) Notices to Trustee. (i) The Company shall give the notice to the Trustee provided for in this Section 3.1 by a Company Order, at least 30 days and no more than 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

               (ii) At least three Business Days before the date the Company provides the Trustee the notice set forth in (i) above, the Company shall deliver an Officers' Certificate to the Trustee specifying:

                    (A) the manner of payment selected by the Company,

                    (B) the information required by Section 3.3,

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

                    (C) if the Company elects to pay the Redemption Price, or a specified percentage thereof, in Redemption Consideration other than cash, that the conditions to such manner of payment set forth above have been or will be complied with, and

                    (D) whether the Company desires the Trustee to give the notice of redemption required by Section 3.3.

     Section 3.2 Selection of Securities to Be Redeemed. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed on a pro rata basis. The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the Original Principal Amount of Securities that have denominations larger than $1,000.

          Securities and portions of Securities the Trustee selects shall be in Original Principal Amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

          If any Security selected for partial redemption is exchanged in part before termination of the exchange right with respect to the portion of the Security so selected, the exchanged portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been exchanged during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

     Section 3.3 Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed at such Holder's address appearing in the Security Register.

          The notice shall identify the Securities to be redeemed and shall state:

               (1) the Redemption Date;

               (2) the Redemption Price and Redemption Consideration and components thereof if necessary;

               (3) the Exchange Rate and Exchange Market Value then in effect;

               (4) the name and address of the Paying Agent and Exchange Agent;

               (5) that Securities called for redemption may be exchanged at any time before the close of business on the third Business Day prior to the Redemption Date;

               (6) that Holders who want to exchange Securities must satisfy the requirements set forth in paragraph 8 of the Securities;

               (7) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

               (8) that if fewer than all the outstanding Securities are to be redeemed, the certificate numbers, if any, and Original Principal Amounts of the particular Securities to be redeemed;

               (9) that, unless the Company defaults in making payment of such Redemption Price, interest Securities called for redemption will cease to accrue on and after the Redemption Date; and

               (10) the CUSIP number of the Securities.

          In the event that the Company has elected to pay the Redemption Price (or a specified percentage thereof) with a form of Redemption Consideration other than cash on the Redemption Date, the notice shall also:

               (11) state that each Holder will receive BSkyB Ordinary Shares equal to such specified percentage of the Redemption Price of the Securities held by such Holder (except any cash amount to be paid in lieu of fractional shares); and

               (12) set forth the method of calculating the number of BSkyB Ordinary Shares to be issued.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least three Business Days prior to the date by which such notice of redemption must be given to Holders in accordance with this
Section 3.3.

     Section 3.4 Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities which are exchanged in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice.

     Section 3.5 Deposit of Redemption Price. Prior to 10:00 a.m. (New York City
Time), on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) Redemption Consideration sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been exchanged. The Paying Agent shall as promptly as practicable return to the Company any Redemption Consideration not required for that purpose because of the exchange of Securities pursuant to Article Ten. If such Redemption Consideration is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

       Section 3.6 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in Original Principal Amount to the unredeemed portion of the Security surrendered.

       Section 3.7 Tax Event Redemption. (a) If a Tax Event has occurred and is continuing notwithstanding the dissolution of the Trust and the distribution of the Debentures to the holders of the BUCS then the Company shall have the right upon not less than 30 days, nor more than 60 days, notice to the Holders of the Securities to redeem the Securities in whole (but not in part) for cash at a Redemption Price equal to the Adjusted Principal Amount plus all accrued and unpaid interest (including Additional Distributions) to the Redemption Date, plus any Final Period Distributions within 90 days following the occurrence of such Tax Event (the "90-Day Period"); provided, however, that if, at the time there is available to the Company or the Trust the opportunity to eliminate within the 90-Day Period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure which, in the sole judgment of the Company, has or will cause no adverse effect on the Company, the Trust or the holders of the BUCS and will involve no material cost, the Company or the Trust shall pursue such Ministerial Action or other measure in lieu of redemption, and provided, further, that the Company shall have no right to redeem the Securities while such Trust is pursuing any Ministerial Action or other similar measure pursuant to its obligations under the Declaration. The redemption payment shall be made prior to 12:00 noon, New York Time, on the date of such redemption or such earlier time as the Company determines, provided, that the Company shall deposit with the Trustee an amount sufficient to make such redemption payment by 10:00 a.m. on the date such Redemption Payment is to be made.

               (b) In addition, the Debentures may, at the option of the Company, be redeemed for cash, in whole but not in part, at any time, upon not less than 30 nor more than 60 days' notice (which notice shall be irrevocable), at a price equal to the Adjusted Principal Amount, plus accrued and unpaid interest to the redemption date, plus any Final Period Distribution, if (i) the Company is financially unable to fulfill its obligations under the Indenture and a Guarantor is required to make payments on the Debentures pursuant to its Guarantee, (ii) a Guarantor that is not organized in the United States or a United States resident has or will become obligated to pay the amounts described in Section 12.5 and (iii) such obligation cannot be avoided by the Guarantor taking reasonable means (including News Corporation causing any other Guarantor to make payments pursuant to its Guarantee or having any Guarantor, including News Corporation, making a contribution to the Company or another Guarantor that is organized in the United States or a United States resident so that the Company or such Guarantor can avoid payment of such additional amounts) that require no material cost to News Corporation or any other Guarantor, other than the payment so guaranteed.

       Section 3.8  Purchase of Securities at Option of the Holder.

               (a) General. Securities shall be purchased by the Company pursuant to paragraph 6 of the Securities as of March 15, 2010, March 15, 2013 and March 15, 2018 (a "Purchase Date"), at a purchase price equal to the Adjusted Principal Amount plus accrued and unpaid Interest to the Purchase Date plus any Final Period Distribution on such Debenture (the "Purchase Price").

               Purchases of Securities hereunder shall be made, at the option of the Holder thereof, upon:

                          (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date stating:

                               (A) the certificate number of the Security which the Holder will deliver to be purchased;

                               (B) the portion of the Original Principal Amount of the Security which the Holder will deliver to be purchased, which portion must be in Original Principal Amounts of $1,000 or an integral multiple thereof;

                               (C) that such Security shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities and in this Indenture;

                               (D)  in the event the Company elects, pursuant to
               Section 3.8(b), to pay the Purchase Price, in whole or in part, in BSkyB Ordinary Shares or News Corporation ADSs but such portion of the Purchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Purchase Price in such other form of consideration is not satisfied prior to the close of business on the relevant Purchase Date and as set forth in Section 3.8(d), whether such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Securities to which such Purchase Notice relates (stating the Original Principal Amount and certificate numbers, if any, of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Purchase Price for all Securities (or portions thereof) to which such Purchase Notice relates; and

                               (E)  delivery of such Security to the Paying
               Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 3.8 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

               If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 3.10, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 3.8(a)(1), such Holder shall be deemed to have elected to receive cash in respect of the Purchase Price for all Securities subject to such Purchase Notice in the circumstances set forth in such clause
(D).

               The Company shall purchase from the Holder thereof, pursuant to this Section 3.8, a portion of a Security if the Original Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

               Any purchase by the Company contemplated pursuant to the provisions of this Section 3.8 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of (1) the Purchase Date or (2) the time of delivery of the Security.

               Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.8(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the third Business Day prior to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10.

               The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

               (b) Company's Right to Elect Manner of Payment of Purchase Price for Payment on the Purchase Date. The Securities to be purchased on any Purchase Date pursuant to Section 3.8(a) may be paid for, at the election of the Company, in cash, BSkyB Ordinary Shares or News Corporation Preferred ADSs or in any combination thereof ("Purchase Consideration") subject to the conditions set forth in Sections 3.8(c) and (d). The Company shall designate, in the Company Notice delivered pursuant to Section 3.8(f), whether the Company will purchase the Securities for cash or some other form of Purchase Consideration, or, if a combination thereof, the percentages of the Purchase Price of Securities in respect of which it will pay in cash or some other form of Purchase Consideration; provided that the Company will pay cash for fractional interests in BSkyB Ordinary Shares or News Corporation Preferred ADSs. For purposes of determining the existence of potential fractional interests, the Company shall allocate its distributions of Securities so as to permit News Corporation Finance Trust II to redistribute the Securities to each holder of BUCS, with all BUCS held by a holder of BUCS considered together (no matter how many separate certificates such holder may have) and the Company shall deliver to News Corporation Finance Trust II sufficient cash to enable it to pay cash for fractional securities. Each Holder whose Securities are purchased pursuant to this Section 3.8 shall receive the same percentage of each form of Purchase Consideration in payment of the Purchase Price for such Securities, except (i) as provided in Section 3.8(d) with regard to the payment of cash in lieu of fractional BSkyB Ordinary Shares or News Corporation Preferred ADSs and (ii) in the event that the Company is unable to purchase the Securities of a Holder or Holders for BSkyB Ordinary Shares or News Corporation Preferred ADSs because any necessary qualifications or registrations of the foregoing under applicable federal or state securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for cash. The Company may not change its election with respect to the form of Purchase Consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders except pursuant to this Section 3.8(b) or pursuant to Section 3.8(d) in the event of a failure to satisfy, prior to the close of business on the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in BSkyB Ordinary Shares or News Corporation Preferred ADSs.

               At least three Business Days before each Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

                               (i)   the manner of payment selected by the
       Company,

                               (ii)  the information required by Section 3.8(f),

                               (iii) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in Purchase Consideration other than cash, that the conditions to such manner of payment set forth in
       Section 3.8(d) have been or will be complied with, and

                               (iv) whether the Company desires the Trustee to give the Company Notice required by Section 3.8(f).

               (c) Purchase with Cash. On the relevant Purchase Date, at the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.8(a) has been given, or a specified percentage thereof, may be paid by the Company with cash.

               (d) Payment in BSkyB Ordinary Shares. On the relevant Purchase Date, at the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.8(a) has been given, or a specified percentage thereof, may be paid by the Company by the delivery of a number of BSkyB Ordinary Shares equal to the quotient obtained by dividing (i) the Purchase Price in respect of which the Company has elected to make payment in BSkyB Ordinary Shares by (ii) the Current Market Value of a BSkyB Ordinary Share.

               (e) Payment in News Corporation Preferred ADSs. On the relevant Purchase Date, at the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.8(a) has been given, or a specified percentage thereof, may be paid by the Company by the delivery of a number of News Corporation Preferred ADSs equal to the quotient obtained by dividing (i) the Purchase Price in respect of which the Company has elected to make payment in News Corporation Preferred ADSs by (ii) the Current Market Value of a News Corporation Preferred ADS.

               The Company will not issue fractional BSkyB Ordinary Shares or News Corporation Preferred ADSs in payment of the Purchase Price. Instead the Company will pay cash for the Current Market Value of the fractional share. It is understood that if a holder of BUCS elects to have more than one BUCS purchased, the number of BSkyB Ordinary Shares or News

Corporation Preferred ADSs delivered with respect to the attributable Debentures shall be based on the aggregate amount of BUCS to be purchased.

               The Company's right to exercise its election to purchase Securities on a Purchase Date through the delivery of a form of Purchase Consideration other than cash shall be conditioned upon:

                          (i) the Company's not having given its Company Notice (as hereinafter defined) of an election to pay entirely in cash and its giving of a timely Company Notice of election to purchase all or a specified percentage of the Securities with a form of Purchase Consideration other than cash;

                          (ii) the registration of such BSkyB Ordinary Shares or News Corporation Preferred ADSs under the Securities Act, or the Exchange Act, in each case, if required, and any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration;

                          (iii) the listing of such BSkyB Ordinary Shares on the London Stock Exchange and the News Corporation Preferred ADSs on the NYSE or the principal United States securities exchange on which the News Corporation Preferred ADSs are then listed or, if not so listed, on the Nasdaq Stock Market, as applicable; and

                          (iv) the receipt by the Trustee of (a) an Officers' Certificate to the effect that (A) the terms of the issuance of such BSkyB Ordinary Shares or News Corporation Preferred ADSs are in conformity with this Indenture, (B) the BSkyB Ordinary Shares or News Corporation Preferred ADSs to be delivered on or prior to the Purchase Date will be deposited with the News Depositary (or its custodian) or the Transfer Agent, as applicable, in the manner contemplated by the News Deposit Agreement, and there is no default or breach by the Company, the Guarantors or the News Depositary, as applicable, thereunder which would materially and adversely affect the rights of holders of the News Corporation Preferred ADSs, as applicable, thereunder, and (C) (i) if such BSkyB Ordinary Shares or News Corporation Preferred ADSs are newly issued or are treasury shares, such shares have been duly authorized and, when such BSkyB Ordinary Shares or News Corporation Preferred ADSs have been issued and delivered pursuant to the terms of this Indenture in payment of such specified percentage of the Purchase Price in respect of Securities, such BSkyB Ordinary Shares or News Corporation Preferred ADSs will be duly and validly issued, fully paid and nonassessable, free of any preemptive rights and free and clear of any lien or adverse claim (other than any claims, rights or liens created on the News Corporation Preferred ADSs pursuant to the News Deposit Agreement) or (ii) if such BSkyB Ordinary Shares or News Corporation Preferred ADSs are not newly issued or treasury shares, such shares will be free and clear of any lien or adverse claim (other than claims, rights or liens created on the News Corporation Preferred ADSs pursuant to the News Deposit Agreement), and stating that conditions (i), (ii) and (iii) above and the condition set forth in the second succeeding sentence have been satisfied; and (b) an Opinion of Counsel to the effect of (A) and (C) above and, stating that conditions (ii) and (iii) above have been satisfied.

               (f) Notice of Election. In connection with any purchase of Securities pursuant to paragraph 6 of the Securities, the Company shall give notice to Holders not less than 30 nor more than 60 days prior to each Purchase Date (the "Company Notice Date") setting forth information specified in this
Section 3.8(f) (the "Company Notice").

               In the event the Company has elected to pay the Purchase Price (or a specified percentage thereof) with a form of Purchase Consideration other than cash on the Purchase Date, the Company Notice shall:

                               (1) state that each Holder will receive BSkyB Ordinary Shares or News Corporation Preferred ADSs, as the case may be, equal to such specified percentage of the Purchase Price of the Securities held by such Holder (except any cash amount to be paid in lieu of fractional shares); and

                               (2) set forth the method of calculating the amount of securities to be issued.

               In any case, each Company Notice shall include a form of Purchase Notice to be completed by a Holder and shall state:

                               (i) the Purchase Price, the form of Purchase Consideration, and the Exchange Rate then in effect;

                               (ii) the name and address of the Paying Agent and the Exchange Agent;

                               (iii) that Securities as to which a Purchase Notice has been given may be exchanged if they are otherwise exchangeable only in accordance with Article Eleven hereof if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                               (iv) that Securities must be surrendered to the Paying Agent to collect payment;

                               (v) that the Purchase Price for any security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of (1) the Purchase Date and (2) the time of surrender of such Security as described in Section 3.8(b)(iv);

                               (vi) the procedures the Holder must follow to exercise rights under Section 3.8 and a brief description of those rights;

                               (vii)  briefly, the exchange rights of the
       Securities;

                               (viii) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 3.8(a)(1)(D) or Section 3.10);

                               (ix)   that, unless the Company defaults in
       making payment on Securities for which a Purchase Notice has been submitted, interest on such Securities will cease to accrue on the Purchase Date; and

                               (x)    the CUSIP number of the Securities.

               At the Company's request, the Trustee shall forward such Company Notice in the Company's name and at the Company's expense to the Holders; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

               (g) Covenants of the Company and News Corporation. All BSkyB Ordinary Shares or News Corporation Preferred ADSs, as applicable, delivered upon purchase of the Securities, if newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim, and, if not newly issued or treasury shares, shall be free of any lien or adverse claim.

               (h) Procedure upon Purchase. The Company shall deposit cash (in respect of cash purchases under Section 3.8 or for fractional interests, as applicable) or such other form of Purchase Consideration, or a combination thereof, as applicable, at the time and in the manner as provided in Section 3.11, sufficient to pay the aggregate Purchase Price of all Securities to be purchased pursuant to this Section 3.8. As soon as practicable after the Purchase Date, each Paying Agent (to the extent in its possession) shall deliver or cause to be delivered to each Holder entitled to receive BSkyB Ordinary Shares or News Corporation Preferred ADSs, as the case may be, in respect of all or any portion of the Purchase Price, BSkyB Ordinary Shares or News Corporation Preferred ADSs, as applicable, deliverable in payment of the Purchase Price in respect of the Securities purchased by the Company and cash in lieu of any fractional BSkyB Ordinary Shares or News Corporation Preferred ADS, as applicable, in respect thereof. The Person in whose name BSkyB Ordinary Shares or a News Corporation Preferred ADS is or are registered shall be treated as a holder of record on the Business Day following the Purchase Date.

               (i) Taxes. If a holder of a Security purchased on a Purchase Date is paid in a form of Purchase Consideration other than cash, the Company or News Corporation shall pay any documentary, stamp or similar issue or transfer tax due on such issue and delivery of such consideration. However, the holder of a BUCS shall pay any such tax which is due because such holder requests the Purchase Consideration to be issued or delivered in a name other than the holder's name. The Paying Agent may refuse to deliver the certificates representing the Purchase Consideration being issued in a name other than the holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the Purchase Consideration is to be issued or delivered in a name other than the holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

       Section 3.9 Purchase of Securities at Option of the Holder upon Change of Control Triggering Event.

               (a) General. If a Change of Control occurs, all or any part of such Holder's Securities shall be purchased, at the option of each Holder, by the Company for cash in Dollars, provided that the Original Principal Amount of Securities so purchased must be $1,000 or an integral multiple thereof, at (i) the Adjusted Principal Amount as of the Change of Control Purchase Date plus accrued and unpaid interest to, but in each case excluding, the Change of Control Purchase Date (the "Change of Control Purchase Price"), plus any Final Period Distribution on the date that is not earlier than 30 nor later than 60 days after the Change of Control Purchase Notice (as hereinafter defined) is sent, or such later date as may be necessary for the Company to comply with the requirements of applicable law (the "Change of Control Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.9(c).

               (b) Change of Control Notice. Within 15 Business Days after the occurrence of a Change of Control Triggering Event, the Company shall (i) provide a written notice of a Change of Control Triggering Event by registered mail to the Trustee which shall provide a copy of such notice to Holders in the manner specified herein and to beneficial owners, to the extent required by applicable law and (ii) if the Trustee shall not have otherwise done so, cause copy of such notice to be published in a daily newspaper of national circulation in the United States. The Trustee shall be under no obligation to ascertain the occurrence of a Change of Control Triggering Event or to provide notice with respect thereto other than as provided above upon receipt of the written notice of a Change of Control Triggering Event from the Company and the Guarantors. The Trustee shall have the right conclusively to assume, in the absence of written notice to the contrary from the Company and the Guarantors, that no Change of Control Triggering Event has occurred. The notice shall include a form of Change of Control Purchase Notice (as defined in Section 3.9(c)) to be completed by the Holder and shall state:

                          (1) That the offer to repurchase Securities is being made pursuant to a covenant in the Indenture and that all of the BUCS validly tendered will be accepted for payment;

                          (2) the date by which the Change of Control Purchase Notice pursuant to this Section 3.9 must be given;

                          (3)  the anticipated Change of Control Purchase Date;

                          (4)  the anticipated Change of Control Purchase Price;

                          (5) the name and address of each Paying Agent and Exchange Agent referred to in Section 10.02;

                          (6) the Exchange Rate then in effect, including any adjustments thereto since the date of the issuance of the Securities;

                          (7) that Securities as to which a Change of Control Purchase Notice has been provided may be exchanged pursuant to Article Eleven if they are otherwise exchangeable in accordance with Article Eleven only if the applicable Change of Control Purchase Notice, once provided, has been withdrawn in accordance with the terms hereof;

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

                          (8) that Securities must be surrendered to any Paying Agent at the office of such Paying Agent specified in such notice of Change of Control Triggering Event to collect payment;

                          (9) that the Change of Control Purchase Price for any Security as to which a Change of Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the dates of the Change of Control Purchase Date and the time of surrender of such Security as described in clause (8) above;

                          (10) the procedures the Holder must follow to exercise rights under this Section 3.9 and a summary description of those rights;

                          (11) in summary form, the exchange rights of the Securities;

                          (12) the CUSIP number or ISIN number, as the case may be, of the Securities;

                          (13) that interest on Securities as to which a Change of Control Purchase Notice has been duly provided and not withdrawn will cease to accrue on and after the Change of Control Purchase Date; and

                          (14) the procedures for withdrawing a Change of Control Purchase Notice.

               (c) Procedure to Exercise Rights. A Holder may exercise its rights specified in Section 3.9(a) upon:

                          (i) delivery to any Paying Agent at the office of such Paying Agent specified in the notice of Change of Control provided pursuant to Section 3.9(b), of a written notice (a "Change of Control Purchase Notice") at any time prior to the close of business on the Change of Control Purchase Date, stating:

                               (A)  the certificate number, if any, of the
       Security that the Holder will deliver to be purchased;

                               (B) the portion of the Original Principal Amount of the Security that the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

                               (C) that such Security shall be purchased on the Change of Control Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities; and

                          (ii) delivery or book-entry transfer of such Security to such Paying Agent at such office (together with all necessary endorsements), such delivery being a condition to receipt by the Holder of the Change of Control Purchase Price therefor.

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

               If, pursuant to clause (B) of Section 3.9(c)(i), a Holder has elected to deliver to the Company for purchase a portion of a Security, the Company shall purchase for cash of Dollars such portion from the Holder thereof pursuant to this Section 3.9. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of a portion of such Security.

               Any purchase by the Company contemplated pursuant to the provisions of this Section 3.9 shall be consummated by the delivery of cash in Dollars to the Holder promptly following the later of the Change of Control Purchase Date and the time of delivery of the Security by the Holder to the relevant Paying Agent in the manner required by this Section 3.9.

               Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent (at the office of such Paying Agent specified in the Change of Control Notice provided pursuant to Section 3.9(b)) the Change of Control Purchase Notice contemplated by this Section 3.9(c) shall have the right to withdraw such Change of Control Purchase Notice at any time prior to the close of the business at the office of the relevant Paying Agent on the third Business Day prior to the Change of Control Purchase Date by delivery of a written notice of withdrawal to such Paying Agent in accordance with Section 3.10.

               Each Paying Agent shall promptly notify the Company of its receipt of any and all Change of Control Purchase Notices and any and all written notices of withdrawal thereof.

               Section 3.10 Effect of Purchase Notice of Change of Control Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice or Change of Control Purchase Notice specified in Section 3.8(a) or Section 3.9(c), as applicable, the Holder of the Security in respect of which such Purchase Notice or Change of Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change of Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change of Control Purchase Price, as the case may be, with respect to such Security. The Purchase Price shall be paid to such Holder, subject to receipt of funds and/or securities by the Paying Agent, promptly following the later of (x) the Purchase Date and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.8(a). The Change of Control Purchase Price shall be paid to such Holder, subject to the receipt of funds by the Paying Agent, promptly following the later of (x) on the Change of Control Purchase Date (provided the conditions in Section 3.9(c) have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.9(c). Securities in respect of which a Purchase Notice or Change of Control Purchase Notice, as the case may be, has been given by the Holder thereof may not be exchanged pursuant to Article Eleven hereof on or after the date of the delivery of such Purchase Notice or Change of Control Purchase Notice, as the case may be, unless such Purchase Notice of Change of Control Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

               A Purchase Notice or Change of Control Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Change of Control Purchase Notice, as the case may be, at any time prior to the close of business on the third business day prior to the Purchase Date or the Change of Control Purchase Date, as the case may be, specifying:

                          (1)  the certificate number, if any, of the Security
in respect of which such notice of withdrawal is being submitted,

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

               (2) the Original Principal Amount of the Security with respect to which such notice of withdrawal is being submitted, which shall be $1,000 Original Principal Amount or an integral multiple thereof if the notice of withdrawal relates to less than the entire Principal Amount of Maturity of such Holder's Securities, and

               (3) the Original Principal Amount, if any, of such Security which remains subject to the original Purchase Notice or Change of Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

          There shall be no purchase of any Securities pursuant to Section 3.8 or Section 3.9 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice or Change of Control Purchase Notice, as the case may be) and is continuing on the date specified for payment pursuant to Section 3.10 an Event of Default (as hereinafter defined) (other than a default in the payment of the Purchase Price or Change of Control Purchase Price, as the case may be, with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice or Change of Control Purchase Notice, as the case may be has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change of Control Purchase Price, as the case may be, with respect to such Securities) in which case, upon such return, the Purchase Notice or Change of Control Purchase Notice, as the case may be with respect thereto shall be deemed to have been withdrawn.

          Section 3.11 Deposit or Delivery of Purchase Price or Change of Control Purchase Price. Prior to 10:00 a.m. (New York City time) on the Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 10.3) Purchase Consideration sufficient to pay the aggregate Purchase Price of all the Securities or portions thereof which are to be purchased as of the Purchase Date. Prior to 10:00 a.m. (New York City time), on the Change of Control Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in
Section 10.3) an amount of money (in immediately available funds) sufficient to pay the aggregate Change in Control Purchase Price of all the Securities or portions thereof which are to be purchased as of the Change in Control Purchase Date.

     Section 3.12 Securities Purchased in Part. Any Security that is to be purchased only in part, as specified pursuant to Section 3.8(a) or 3.9(c), as the case may be, shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the applicable Holder, without service charge, a new Security or Securities, having endorsed thereon a Guarantee or Guarantees duly executed by the Guarantors, of any authorized denomination as requested by such Holder in an aggregate Original Principal Amount equal to,

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

and in exchange for, the portion of the Original Principal Amount of the Security so surrendered that is not purchased.

     Section 3.13 Covenant to Comply with Securities Laws upon Purchase of Securities. In connection with any offer to purchase or purchase of Securities under Section 3.8 or 3.9, the Company and News Corporation shall (i) comply with Rule l3e-4 and Rule 14e-1 under the Exchange Act, if applicable, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if required, and (iii) otherwise comply with all applicable United States and Australian federal and state securities laws so as to permit the rights and obligations under Sections 3.8 and 3.9 to be exercised in the time and in the manner specified in Sections 3.8 and 3.9.

     Section 3.14 Repayment to the Company and/or the Guarantors (as applicable). The Trustee and each Paying Agent shall upon written request therefor return to the Company and/or the Guarantors, as applicable, any cash or other form of Purchase Consideration, if applicable, that remains unclaimed for two years as provided in paragraph 10 of the Securities held by them for the payment of the Purchase Price or Change of Control Purchase Price, as the case may be; provided, that, to the extent that the aggregate amount of cash or other form of Purchase Consideration, if applicable, so deposited by or on behalf of the Company and/or the Guarantors, as applicable, pursuant to Section 3.11 exceeds the aggregate Purchase Price or Change of Control Purchase Price, as the case may be, of the Securities or portions thereof to be purchased, then promptly after the Business Day following the Purchase Date or Change of Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company and/or the Guarantors, as applicable.

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

     Section 4.1 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (a)    either

                     (i) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.4 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

                     (ii) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable, and the Company has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount

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

     sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7 and, if money shall have been deposited with the Trustee as contemplated herein, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive such satisfaction and discharge.

          Section 4.2 Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the amounts due and payable with respect to each Security for whose payment such money or Exchange Market Value has been deposited with the Trustee. All moneys deposited with the Trustee pursuant to Section 4.1 (and held by it or any Paying Agent) for the payment of Securities subsequently exchanged shall be returned to the Company upon Company Request.

                                    ARTICLE V

                                    REMEDIES

     Section 5.1 Events of Default. An "Event of Default," wherever used herein, means any one of the following events that has occurred and is continuing (irrespective of the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                     (1) default in payment of the Adjusted Principal Amount, Redemption Price, Purchase Price or Change of Control Purchase Price with respect to any Securities, when such becomes due and payable; or

                     (2) failure for 30 days to pay any interest on the Securities when due, including Additional Distributions; or

                     (3) the Company fails either to deliver cash or BSkyB Ordinary Shares or BSkyB ADSs to be delivered upon any exchange of any Securities or to pay cash in lieu of fractional shares and continuance of such default for 10 Business Days; or

          (4) failure by the Company or a Guarantor to comply with any of its other agreements in the Securities, the Guarantees or herein for a period of 60 days after written notice shall have been given to the Company and News Corporation by the Trustee or to the Company or News Corporation and the Trustee by the Holders of not less than 25% in aggregate Original Principal Amount of the Securities then outstanding; or

          (5) a default shall occur under any indenture or instrument under which News Corporation or any Restricted Subsidiary of News Corporation has outstanding indebtedness for borrowed money or guarantees thereof, and such default shall have resulted in indebtedness in an aggregate amount of or in excess of $100,000,000, if it shall not already have matured, becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, and such acceleration is not rescinded or annulled or there shall not have been deposited in trust an amount sufficient to discharge such indebtedness; or

          (6) failure to pay at stated maturity, and the expiration of any grace period, any other indebtedness for borrowed money of News Corporation or any of its Restricted Subsidiaries in excess of $100,000,000; or

          (7) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company, News Corporation or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, News Corporation or any Significant Subsidiary under the federal Bankruptcy Code or the applicable corporations law of any Australian jurisdiction (including any applicable political subdivision thereof) or any other applicable federal or state law, or appointing a receiver, liquidator, assignee trustee, sequestrator (or other similar official) of the Company, News Corporation or any Significant Subsidiary or of any substantial part of the property of the Company, News Corporation or any Significant Subsidiary, or ordering the winding up or liquidation of the affairs of the Company, News Corporation or any Significant Subsidiary, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (8) the institution by the Company, News Corporation or any Significant Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company, News Corporation or any Significant Subsidiary to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Company, News Corporation or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under the federal Bankruptcy Code or the applicable corporations law of any Australian jurisdiction (including any applicable political subdivision thereof) or any other applicable federal or state law, or the consent by the Company, News Corporation or any Significant Subsidiary to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, News Corporation or any Significant Subsidiary or of any substantial part of the property of the Company, News Corporation or any Significant Subsidiary, of the making by the Company, News Corporation or any Significant Subsidiary of an assignment for the benefit of creditors, or the admission by the Company, News Corporation or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due; or

                    (9) final judgments for the payments of money which in the aggregate exceed $250,000,000 shall be rendered against News Corporation or any Restricted Subsidiary by a court and shall remain unstayed or undischarged for a period of 60 days.

     Section 5.2 Acceleration of Maturity, Rescission and Annulment. If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 5.1(7) or (8)), the Trustee or the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Securities may declare the amount set forth in Section 2.11(d) to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders) and upon any such declaration, such amount shall become immediately due and payable. If an Event of Default specified in Section 5.1(7) or (8) occurs and is continuing, the amount set forth in Section 2.11(d) shall automatically become and be immediately due and payable, without any declaration or other act on the part of the Trustee or the Holders. At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in this Article hereinafter, the Holders of a majority in aggregate Original Principal Amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

          (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

                    (i) all overdue interest and Additional Distributions, on all Securities;

                    (ii) the principal of any Securities which have become due otherwise than by such declaration of acceleration; and

                    (iii) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

          and

          (b) all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived.

          No such rescission shall affect any subsequent default or impair any right consequent thereon.

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

     Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee. If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     Section 5.4 Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7.

          No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 5.5 Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

     Section 5.6 Application of Money Collected. Any money collected by the Trustee pursuant to this Article Five shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, if any (including any Additional Distributions), upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: to the payment of all amounts due the Trustee under Section
6.7;

          SECOND: to the payment of the amounts then due and unpaid for principal of and interest (including any Additional Distributions) on the Securities, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest (including any Additional Distributions), respectively; and

          THIRD: to the Company.

     Section 5.7 Limitation on Suits. No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder or on the Guarantees, unless:

                    (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                    (2) the Holders of not less than 25% in aggregate Original Principal Amount of the Outstanding Securities shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                    (3) such Holder or Holders have offered to the Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

                    (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                    (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate Original Principal Amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

     Section 5.8 Unconditional Right of Holders to Receive Payments, to Require Purchase and to Exchange. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the Adjusted Principal Amount, interest, Additional Distributions, Redemption Price, Purchase Price, Change of Control Purchase Price and any other interest in respect of any of the foregoing held by such Holder on or after the respective due dates expressed in such Security, to require the Company to exchange such Security in accordance with Article Eleven and to institute suit for the enforcement of any such payment or right to exchange, and such rights shall not be impaired without the consent of such Holder.

     Section 5.9 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     Section 5.10 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 2.4, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 5.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     Section 5.12 Control by Holders of Securities. The Holders of a majority in Original Principal Amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, that:

                    (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

                    (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     Section 5.13 Waiver of Past Defaults. Subject to Section 5.2, the Holders of not less than a majority in Original Principal Amount of the Outstanding Securities may, on behalf of the Holders of all the Securities, waive any past default hereunder and its consequences, except a default:

                    (1) in the payment of the principal or interest (including any Additional Distributions payment of principal, redemption payments, repurchase obligations, exercise payments and interest of the Debentures) on any Security (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Trustee); or

                    (2) in respect of a covenant or provision hereof which under Article Eight cannot be modified or amended without the consent of the Holder of each Outstanding Security affected; provided, however, that if the Securities are held by a

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

     Trust or a trustee of such Trust, such waiver shall not be effective until the holders of a Majority in Liquidation Amount of Trust Securities shall have consented to such waiver; provided, further, that if the consent of the Holder of each outstanding Security is required, such waiver shall not be effective until each holder of the Trust Securities shall have consented to such waiver.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     Section 5.14 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or the Trustee or in any suit for the enforcement of the right to receive the principal of and interest (including any Additional Distributions) on any Security.

     Section 5.15 Waiver of Stay or Extension Laws. Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 5.16 Enforcement by Holders of BUCS. Any holder of BUCS may institute any action directly against the Company or any of the Guarantors under the Indenture or Debentures if (i) such holder previously shall have given the Property Trustee under the Declaration written notice of an Event of Default and the continuance thereof, (ii) the holders of not less than 25% of the aggregate adjusted liquidation preference of the BUCS then outstanding shall have requested the Property Trustee to institute such action and shall have offered the Property Trustee reasonable indemnification and (iii) the Property Trustee shall not have instituted such action within 90 days of such request. Further, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company or the Guarantors to pay any interest, principal, redemption, Change of Control Purchase Price or other payment on the Securities on the date such amount is otherwise payable, including, without limitation, any Redemption Date, Purchase Date or Exchange Date, the Company and each Guarantor acknowledge that, in such event, a holder of BUCS may institute a Direct Action for payment on or after the respective due date specified in the Securities (provided that the conditions set forth in clauses (i), (ii) and (iii) of the preceding sentence are satisfied). The Company and the Guarantors may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written

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consent of all the holders of such BUCS. Notwithstanding any payment made to such holder of BUCS by the Company or any Guarantor in connection with a Direct Action, the Company shall and the Guarantors remain obligated to pay any interest, principal, redemption, Change of Control Purchase Price or other payment on the Securities held by the Trust or the Property Trustee for the Trust and the Company and the Guarantors shall be subrogated to the rights of the holder of such BUCS with respect to payments on the BUCS to the extent of any payments made by the Company or such Guarantor to such holder in any Direct Action. The holders of BUCS will not be able to exercise directly any other remedy available to the holders of the Securities.

                                   ARTICLE VI

                                   THE TRUSTEE

     Section 6.1 Certain Duties and Responsibilities. The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

     Section 6.2 Notice of Defaults. Within 90 days after the occurrence of any Default hereunder, the Trustee shall transmit to Holders, in the manner and to the extent provided in Section 1.6, notice of such Default hereunder actually known to a Responsible Officer of the Trustee, unless such Default shall have been cured or waived; provided, that, except in the case of a Default of the character specified in Section 5.1(1), the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

     Section 6.3 Certain Rights of Trustee. Subject to the provisions hereof:

          (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company or the Guarantors mentioned herein shall be sufficiently evidenced by a Company Request or Company Order or Guarantor Request or Guarantor Order and any resolution of a Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action

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hereunder, the Trustee (unless other evidence be herein specifically prescribed)
shall have the right, in the absence of bad faith on its part, rely upon an Officers' Certificate;

               (d) the Trustee shall have the right to consult with legal counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

               (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

               (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, shall be entitled to examine during normal business hours the books and records of the Company and the Guarantors, personally or by agent or attorney at the sole expense of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

               (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

               (h) in the event that an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

               (i) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

               (j) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee;

               (k) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

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               (l) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in Original Principal Amount of Securities, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to such Securities.

               (m) The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against risk or liability is not reasonably assured to it.

               (n) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

               (o) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

               (p) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

               (q) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

     Section 6.4 Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities (except the Trustee's certificates of authentication) and in the Guarantees shall be taken as the statements of the Company or the Guarantors, as the case may be, and the Trustee assumes no responsibility for their correctness, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or Guarantees. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

     Section 6.5 May Hold Securities. The Trustee, any Paying Agent, any Transfer Agent, any Exchange Agent, any Security Registrar or any other agent of the Company or the Guarantors, in its individual or any other capacity, shall have the right to become the owner or pledgee of Securities and may otherwise deal with the Company and the Guarantors with the same rights it would have if it were not Trustee, Paying Agent, Transfer Agent, Exchange Agent, Security Registrar or such other agent.

     Section 6.6 Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be

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under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

     Section 6.7 Compensation and Reimbursement. The Company and each of the Guarantors jointly and severally covenant and agree:

                         (1) to pay to the Trustee from time to time such compensation as agreed upon from time to time in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                         (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision hereof (including the reasonable compensation, expenses and disbursements of its agents and counsel), except to the extent that any such expense, disbursement or advance is judicially determined to have been caused by its own negligence, willful misconduct or bad faith; and

                         (3) to fully indemnify the Trustee for, and to hold it harmless against, any and all loss, liability, claim, damage, or expense (including reasonable fees and expenses of its agents and counsel), including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder incurred, arising out of or in connection with the acceptance or administration of this trust or performance of its duties hereunder, except to the extent that any such loss, liability or expense is judicially determined to have been caused by its own negligence, willful misconduct or bad faith.

             The term "Trustee" shall include any predecessor Trustee but the negligence of any Trustee shall not affect the rights of any other Trustee hereunder.

             As security for the performance of the obligations of the Company and the Guarantors under this Section 6.7 the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of Holders of particular Securities.

             The payment obligations of the Company and the Guarantors pursuant to this Section 6.7 shall survive discharge of this Indenture, when the Trustee incurs expenses after the occurrence of a Default specified in Sections 5.1(7) or 5.1(8), the expenses are intended to constitute expenses of administration under any Bankruptcy law and the resignation or removal of the Trustee.

     Section 6.8 Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

     Section 6.9 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to

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act as such Trustee and has a combined capital and surplus of at least
$50,000,000 and has its Corporate Trust Office in New York, New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then, for the purposes of this Section 6.9, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.9, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Six.

     Section 6.10  Resignation and Removal; Appointment of Successor.

             (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Six shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

             (b) The Trustee may resign at any time by giving written notice thereof to the Company and News Corporation. If the instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

             (c) The Trustee may be removed at any time by Act of the Holders of a majority in Original Principal Amount of the Outstanding Securities, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                   (i) If at any time:

                       (1) the Trustee shall fail to comply with Section 6.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                       (2) the Trustee shall cease to be eligible under Section
     6.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                       (3) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of itself and all others similarly situated, petition

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     any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

             (d) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in Original Principal Amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

             (e) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     Section 6.11 Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; provided, that on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments required to more fully and certainly vest in and confirm to such successor Trustee all such rights, powers and trusts.

             No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article Six.

     Section 6.12 Merger, Exchange, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided, such corporation shall be otherwise qualified and eligible under this Article Six, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case the Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such

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authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

     Section 6.13 Preferential Collection of Claims Against the Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

                                   ARTICLE VII

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

     Section 7.1 Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee

                         (1) semiannually, not later than June 30 and December 31 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of a date not more than 15 days prior to the delivery thereof, and

                         (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

     Section 7.2 Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

                         (i) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

                         (ii) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 7.3 Reports by the Trustee. (a) Within 60 days after May 15 of each year, commencing May 15, 2004, the Trustee shall transmit by mail to Holders such reports

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concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act in the manner provided pursuant thereto.

               (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange or delisted therefrom.

     Section 7.4 Reports by the Company. The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided, that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

               Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

               The Company shall also provide to the Trustee on a timely basis such information as the Trustee requires to enable the Trustee to prepare and file any form required to be submitted by the Company with the Internal Revenue Service and the Holders of the Notes relating to original issue discount, including, without limitation, Form 1099-OID or any successor form.

                                  ARTICLE VIII

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     Section 8.1 When News Corporation or the Company May Merge or Transfer Assets. Neither News Corporation nor the Company shall consolidate with or merge with or into any other Person or, directly or indirectly, convey, transfer or lease all or substantially all of its properties and assets on a consolidated basis to any Person, unless:

                         (1) in the case of any merger or consolidation involving News Corporation, (I) News Corporation shall be the continuing Person, or (II)(x) the Person (if other than News Corporation) formed by such consolidation or into which News Corporation is merged or to which the properties and assets of News Corporation, substantially as an entirety, are transferred (the "News Corporation Surviving Entity") shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of News Corporation under the Guarantees and this Indenture, (y) this Indenture remains in full force and effect and (z) the News Corporation Surviving Entity shall be a corporation organized and existing under the laws of any Permitted Jurisdiction (as hereinafter defined); and (B) in the case of any

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     merger or consolidation involving the Company, (I) the Company shall be the continuing Person (provided that in the case of any merger or consolidation of News Corporation with or into the Company, the Company, at the time of the consummation of any such transaction shall be a corporation existing under the laws of the United States or any state thereof or the District of Columbia), or (II)(x) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company, substantially as an entirety, are transferred (the "Company Surviving Entity") shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company, as applicable, under the Securities and this Indenture, (y) this Indenture remains in full force and effect and (z) the Company Surviving Entity shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia;

                         (2) immediately before and after giving effect to such transactions no Default or Event of Default shall have occurred and be continuing; and

                         (3) the Company or News Corporation, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article Eight and that all conditions precedent herein provided for relating to such transaction have been complied with.

               "Permitted Jurisdiction" means (a) Australia (including its political subdivisions), (b) the United States or any state thereof or the District of Columbia, (c) any other country (including its political subdivisions) which is on the date hereof a member of the Organization for Economic Cooperation and Development or (d) any other country whose legal and jurisprudential system is principally based on, or substantially similar to, English common law, and with respect to which the Trustee shall have received under an Officers' Certificate to the effect that existence under the laws of such jurisdiction will not in any material respect, considered as a whole, adversely affect the rights of Holders hereunder or the holders of BSkyB Ordinary Shares or News Corporation Preferred ADSs (including by imposing any tax on such Persons which in scope, application or rate exceeds such tax then in effect imposed by Australia).

     Section 8.2 Successor Substituted. Upon any consolidation of the Company or News Corporation with, or merger of the Company or News Corporation into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company or News Corporation substantially as an entirety in accordance with Section 8.1, the successor Person formed by such consolidation or into which the Company or News Corporation is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or News Corporation, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company or News Corporation, as the case may be, herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

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                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

     Section 9.1 Supplemental Indentures Without Consent of Holders. Without the consent of any Holder, the Company, News Corporation on behalf of the Guarantors, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                         (1) to evidence the succession of another Person to the Company or any of the Guarantors and the assumption by any such successor of the covenants of the Company or such Guarantor herein and in the Securities; or

                         (2) to add to the covenants of the Company or any of the Guarantors for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or any of the Guarantors; or

                         (3) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture; provided, that such action pursuant to this clause (3) shall not adversely affect the interests of the Holders of the Securities or, so long as any of the BUCS shall remain outstanding, the holders of the BUCS; or

                         (4) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

                         (5) to make provision for transfer procedures, certification, book-entry provisions, the form of restricted securities legends, if any, to be placed on Securities, and all other matters required pursuant to Section 2.6 or otherwise necessary, desirable or appropriate in connection with the issuance of Securities to holders of BUCS in the event of a distribution of Securities by the Trust if a Tax Event occurs and is continuing; or
                         (6)  to reflect the release of a Guarantor pursuant to
     Section 12.4.


     Section 9.2 Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in aggregate Original Principal Amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, News Corporation on behalf of the Guarantors, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

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                         (1)  reduce the percentage of the Original Principal
     Amount of Securities the Holders of which must consent to any amendment or waiver under this Indenture or reduce the requirements of this Indenture for quorum or voting;

                         (2) reduce the rate of interest, including Additional Distributions, on the Securities or extend the time for payment of interest on any Security;

                         (3)  extend the Stated Maturity of any Security;

                         (4) reduce the Redemption Price, Purchase Price or Change of Control Purchase Price of any Security or extend the date on which the Purchase Price or Change of Control Purchase Price of any Security is payable, or reduce the Exchange Rate, the Exchange Market Value or the amount of cash to be delivered upon any exchange or manner of effecting any adjustments thereof;

                         (5) make any Security payable in money or securities other than as stated in the Security;

                         (6) make any change in Section 5.2 or this Section 9.2, or to make any change in Section 5.16 except to increase any percentage set forth therein;

                         (7) make any change that adversely affects the right to exchange any Security;

                         (8) make any change that adversely affects the right to require the Company to purchase the Securities in accordance with the terms thereof and this Indenture on a Purchase Date or Change of Control Purchase Date;

                         (9) impair the right to institute suit for the enforcement of any payment with respect to, or exchange of, the Securities; or

                         (10) modify the provisions of this Indenture relating to the Guarantees in a manner adverse to the Holders of the Securities.

          If the Securities are held by the Trust or a trustee of the Trust, a supplemental indenture shall not be effective until the holders of a Majority in Liquidation Amount of Trust Securities shall have consented to such supplemental indenture; provided, further, that if the consent of the Holder of each Outstanding Security is required, such supplemental indenture shall not be effective until each holder of the BUCS shall have consented to such supplemental indenture.

          It shall not be necessary for any Act of Holders under this Section
9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such

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Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

     Section 9.3 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with (subject to Section 6.1), and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Section 9.4 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     Section 9.5 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act then in effect.

     Section 9.6 Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Company and the Trustee, to any such supplemental indenture may be prepared and executed by the Company authenticated and delivered by the Trustee in exchange for Outstanding Securities.

                                   ARTICLE X

                    COVENANTS; REPRESENTATIONS AND WARRANTIES

     Section 10.1 Payment of Securities. The Company will duly and punctually pay the Adjusted Principal Amount at Stated Maturity (if Debentures are outstanding), interest (including Additional Distributions), Redemption Price, Purchase Price, Change of Control Purchase Price and other interest, if any, in respect of the Securities in accordance with the terms of the Securities and this Indenture.

     Section 10.2 Maintenance of Offices or Agencies. The Company will maintain in the United States an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be

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served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies (in the United States) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     Section 10.3 Amounts for Security Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of payments in respect of any Security, segregate and hold in trust for the benefit of the Persons entitled thereto an amount of money in Dollars as provided for in Section 3.8, sufficient to make such payments so becoming due until such amounts shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of payments in respect of any Security, deposit with a Paying Agent an amount sufficient to make such payments so becoming due, such amount to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

          The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.3, that such Paying Agent will:

                   (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent; and

                   (2) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all amounts held in trust by the Company or such Paying Agent, such amounts to be held by the Trustee upon the same trusts as those upon which such amounts were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

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            Any money or securities deposited with the Trustee or any Paying
Agent, or then held by the Company in trust for the payment in respect of any Security and remaining unclaimed for two years after such payment has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of any Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company, as trustee thereof, shall thereupon cease.

     Section 10.4 Statement by Officers as to Default. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the material terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

     Section 10.5 Limitation on Dividends; Transactions with Affiliates; Covenants as to the Trust.

            (a) News Corporation and the Company covenant that so long as any Securities are outstanding, if (i) there shall have occurred and be continuing any event that with the giving of notice or the lapse of time or both, would constitute an Event of Default, or (ii) the Guarantors shall be in default with respect to payment of any obligations under the Guarantees, then (a) News Corporation shall not declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than any dividends payable in shares of its capital stock or the purchase of fractional interests in shares of its capital stock upon the conversion or exchange of such capital stock or the security being converted or exchanged), (b) News Corporation and the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by News Corporation or the Company that rank equally with or junior to the Securities (except by conversion into or exchange for capital stock of News Corporation) and (c) News Corporation and the Company shall not make any guarantee payments with respect to the foregoing or to any guarantee of preferred or preference shares issued by Subsidiaries (other than pursuant to the Preferred Securities Guarantees or any guarantees ranking at least pari passu with such guarantees).

            (b) News Corporation and the Company also covenant and agree (i) that News Corporation shall directly or indirectly maintain 100% ownership of the Common Securities; provided, however, that any permitted successor of the News Corporation hereunder may succeed to such direct or indirect ownership of such Common Securities and (ii) that it shall use its reasonable efforts, consistent with the terms and provisions of the Declaration, to cause the

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Trust (x) to remain a statutory trust, except in connection with the distribution of Trust assets to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (y) to otherwise continue to be classified as grantor trusts for United States federal income tax purposes.

            (c) News Corporation also covenants and agrees that (i) for so long as the BUCS are outstanding, it will not cause the Trust to convert the Securities except pursuant to a notice of conversion delivered by a holder of BUCS to the Exchange Agent in accordance with Section 11.1, (ii) it shall not voluntarily terminate, wind-up or liquidate the Trust, except (A) in connection with a distribution of the Securities to the holders of BUCS in liquidation of the Trust or (B) in connection with a merger, consolidation or amalgamation permitted by the Declaration, (iii) to the extent the Company elects to deliver BSkyB Ordinary Shares upon an exchange of the BUCS by the holders thereof, it shall cause the delivery of BSkyB Ordinary Shares to such exchanging holders, and (iv) to honor all obligations relating to the exchange of BUCS into or for BSkyB Ordinary Shares (or BSkyB ADSs) or Debentures.

     Section 10.6 Payment of Expenses of the Trust. In connection with the offering, sale and issuance of the Securities to the Property Trustee in connection with the sale of the Trust Securities by the Trust, the Company and News Corporation shall:

            (a) pay for all costs, fees and expenses relating to the offering, sale and issuance of the Securities, including compensation of the Trustee under the Indenture in accordance with the provisions of Section 6.7 of the Indenture;

            (b) be responsible for and pay for all debts and obligations (other than with respect to the Trust Securities) of the Trust, pay for all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities, the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of any of the Trust's assets); and

            (c) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of any of the Trust.

     Section 10.7 Delivery of Certain Information. At any time when the News Corporation is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or holder of News Corporation Preferred ADSs issued upon exchange or purchase thereof, News Corporation will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial owner of Securities or holder or beneficial owner of News Corporation Preferred ADSs, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance

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by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act. Whether a person is a beneficial owner shall be determined by the Company to the Company's reasonable satisfaction.

     Section 10.8 Calculation of Original Issue Discount. The Company shall file with the Trustee no later than the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                                   ARTICLE XI

                             EXCHANGE OF SECURITIES

     Section 11.1 Exchange Privilege.

            (a) Each Debenture will be exchangeable at the option of the Holder at any time on or after April 2, 2004 (except as otherwise provided in subsection (f) below) for the Exchange Market Value of the Reference Shares attributable to that Debenture. The number of Reference Shares attributable to each Debenture shall initially be 77.09 (the "Exchange Rate"), subject to adjustment as a result of any Reference Share Proportionate Reduction or any other adjustment contemplated by the definition of "Reference Shares."

            (b) Upon the exercise by a Holder of its exchange option pursuant to and in accordance with this Section 11, the Company may, at its option, (i) pay 100% of the Exchange Market Value of the Reference Shares attributable to each Debenture, in cash; (ii) deliver the Reference Shares attributable to such Debenture in payment of such Exchange Market Value; or (iii) deliver a combination of Reference Shares and cash. Such payment or delivery will be made as promptly as practicable, but in any event within three Trading Days after the date of determination of the Exchange Market Value. The Company shall notify the Exchange Agent of its election to pay cash or deliver Reference Shares, or a combination of the foregoing, which shall be irrevocable, by no later than 10:00 a.m., New York City time, on the Trading Day next following the applicable Exchange Date. The Exchange Agent shall notify an exchanging Holder of the Company's election under this Section 11.1 prior to 10:00 a.m., New York City time, on the second Trading Day after the Exchange Date.

            (c) To exchange a Debenture a Holder must (a) in the case of a Debenture held through the Depositary, surrender such Debenture for exchange through book-entry transfer into the account of the Exchange Agent, transmit an agent's message requesting such exchange and comply with such other procedures of the Depositary as may be applicable in the case of an exchange and (b) in the case of a Debenture held in certificated form, (i) complete and manually sign the Notice of Exchange attached to the Debenture (or complete and sign a facsimile of the Notice of Exchange) and deliver such Notice of Exchange to the Exchange Agent, (ii) surrender the Debenture to the Exchange Agent, (iii) furnish appropriate endorsements and transfer documents, if required by the Exchange Agent, the Company or the Trustee, (iv) pay any transfer

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or similar tax, if required and (v) indicate whether, if the Company indicates its intention to deliver Reference Shares in whole or in part, it would prefer to receive BSkyB Ordinary Shares or BSkyB ADSs and the proportionate amounts, if a combination. An exchange shall be deemed to have been effected at 5:00 p.m., New York City time, on the Exchange Date. The delivery of a Notice of Exchange or, in the case of book-entry, an agent's message requesting exchange, shall be irrevocable. A Holder may exchange a portion of its Debentures only if the portion is $1,000 Original Principal Amount or an integral multiple thereof. Following the Exchange Date for an exchange of Debentures, all rights of the Holder with respect to such Debentures shall cease, except for the right of such Holder to receive 100% of the Exchange Market Value of the Reference Shares attributable to such Debentures.

            (d) By 10:00 a.m., New York City time, on each Trading Day following receipt by the Exchange Agent of notification from DTC that DTC has received an agent's message from a DTC participant electing to exercise its exchange option with respect to its Debentures, and delivery of such Debentures into the Exchange Agent's DTC participant account, or following receipt of a complete manually signed Notice of Exchange and receipt of certificated Debentures from a Holder, the Exchange Agent shall notify the Company of the principal amount of Debentures which has been tendered. When the Exchange Market Value has been determined, the Company shall deliver an Officers' Certificate to the Trustee setting forth the exact amount to be paid or the amount of Reference Shares to be delivered to the tendering Holder and no later than 5:00 p.m., New York City Time on the third Trading Day following the date of such determination shall deposit such amount with the Exchange Agent (except that if the Company elects to deliver Reference Shares in certificated form, the Company shall act as its own Paying Agent as to such shares). Upon receipt of such payment or delivery from the Company, the Exchange Agent shall pay DTC as soon as practicable or, in the case of Debentures that are held in certificated form, as directed by the tendering Holder. Where the Company acts as its own Paying Agent with respect to certificated Reference Shares, it shall deliver them (i) as directed by the relevant participants of the Depositary, as identified by the Depositary, or
(ii) to or at the direction of tendering Holders of Debentures.

            (e) In the case of any exchange made during the period from (but excluding) a Regular Record Date for any Interest Payment Date to (but excluding) such Interest Payment Date, the Holder shall tender funds equal to the interest and any Additional Distribution payable on such Interest Payment Date.

            (f) The right to exchange Debentures pursuant to this Section 11.1 shall terminate at 5:00 p.m., New York City time, (i) in the case of Stated Maturity of the principal amount of the Debentures, on the third Trading Day immediately preceding such Stated Maturity and (ii) in the case of an optional redemption, on the third Trading Day immediately preceding the Redemption Date.

            (g) In the event the Debentures have been delivered to the Holders, the Company shall have the option to designate a financial institution (the "Designated Institution") to which Securities surrendered for exchange by a Holder will initially be offered by the Exchange Agent for exchange no later than 9:00 a.m. on each Exchange Date, in lieu of exchanging the Securities; provided, however, that the Company shall not have such option if the Securities have been called for redemption in accordance with Sections 3.1 and 3.3 hereof. For

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purposes of this Section 11.1(g), if Debentures are validly tendered for exchange prior to 9:30 a.m. New York City time on a Trading Day, such day shall be referred to as the "Exchange Day." In order to accept Securities surrendered for exchange, the Designated Institution must, no later than 5:00 p.m. on the Trading Day following Exchange Day, agree to exchange for such Securities a number of BSkyB Ordinary Shares equal to the number of BSkyB Ordinary Shares such Holder would receive upon exchange, plus cash for any fractional BSkyB Ordinary Shares. If the Company does not designate such an institution, if the Designated Institution declines to accept for exchange any Securities in whole or in part, or if the Designated Institution agrees to accept any Security for exchange but does not thereafter timely deliver the related BSkyB Ordinary Shares, such Securities or portions thereof shall be exchanged by the Company provided, that, if the Designated Institution accepts Securities for exchange and fails to deliver BSkyB Ordinary Shares on a timely basis, the Company shall deliver BSkyB Ordinary Shares to the Holders entitled thereto and no other form of Exchange Market Value. Any Securities exchanged by the Designated Institution shall remain outstanding.

            (h) The Company's right to exercise its election to deliver Reference Shares upon exchange shall be conditioned upon:

                      (i) the Company's giving of its timely notice of election to deliver a specified percentage of Reference Shares;

                      (ii) the registration of such Reference Shares to be delivered under the Securities Act, and the Exchange Act, in each case, if required, and any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration;

                      (iii) the listing of such Reference Shares to be delivered on the appropriate securities exchange; and

                      (iv) all Reference Shares delivered upon exchange of the Securities, if newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim, and if not newly issued shares or treasury shares, shall be validly issued, fully paid and nonassessable and free of any lien or adverse claim.

            No payment or adjustment will be made for dividends on or other distributions with respect to any of the Reference Shares except as provided in this Article Eleven.

            Upon surrender of a Security that is exchanged in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Original Principal Amount to the unexchanged portion of the Security surrendered.

            If the last day on which a Security may be exchanged is not a business day in a place where an Exchange Agent is located, the Security may be surrendered to that Exchange Agent on the next succeeding day that is such a business day.

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     Section 11.2 Fractional Shares. The Company will not deliver a fractional
Reference Share upon exchange of a Security. Instead, the Company will deliver cash in Dollars for the market value of the fractional Reference Share.

     Section 11.3 Taxes on Exchange. If a Holder exchanges a Security into Reference Shares, the Company, rather than the Holder, shall be responsible for the payment of any documentary, stamp or similar issue or transfer tax due on the issuance of any Exchange Market Value upon such exchange. The Holder, however, shall pay any such tax that is due as a result of any request by such Holder that such Exchange Market Value to be issued in a name other than the Holder's name. Each Exchange Agent may refuse to deliver the certificates representing the Exchange Market Value being issued in a name other than the Holder's name until such Exchange Agent receives an amount sufficient to pay any tax that will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax or other withholding required by law or regulations.

     Section 11.4 BSkyB ADSs. Notwithstanding the foregoing, if the Company elects to deliver BSkyB Ordinary Shares upon exchange and if the Holder has so elected in its Notice of Exchange that it prefers to receive BSkyB ADSs in whole or in part, the Company will deliver such BSkyB ADSs in the amount appropriate to reflect the number of BSkyB Ordinary Shares to which the Holder is entitled.

                                   ARTICLE XII

                                    GUARANTEE

     Section 12.1 Guarantee. Each of the Guarantors, for consideration received, jointly and severally, fully, unconditionally and irrevocably guarantees to each Holder of Securities, and to the Trustee on behalf of each such Holder, (i) the due and punctual payment of the Adjusted Principal Amount at Stated Maturity (with respect to Debentures), interest (including Additional Distributions and Additional Amounts), Purchase Price, Redemption Price, Change of Control Purchase Price (including interest accruing on or after filing of any petition in bankruptcy or reorganization whether or not a claim for post-filing interest is allowed in such proceeding), and other interest, if any, in respect of such securities when and as the same shall become due and payable, according to the terms thereof and of this Indenture, (ii) the due and punctual performance of all other obligations under Section 6.7, all in accordance with the terms of such Security and of this Indenture, and (iii) in the case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, at redemption, by acceleration or otherwise, to be paid by such Guarantor or through the other Guarantors as provided below.

     In addition, each Guarantor hereby fully, unconditionally and irrevocably guarantees to each Holder of Securities, and to the Trustee for itself and on behalf of each such Holder:

(1)  the performance of:

     (a) each of the covenants and agreements of the Company in the Securities and the Indenture not described in the preceding paragraph or in clause (b) below, in each case, in accordance with the terms thereof and hereof; and

     (b) to the extent each is permitted by applicable law to do so, the delivery of BSkyB Ordinary Shares or News Corporation Preferred ADSs upon any payment of the Redemption Price or Purchase Price or any exchange of Securities, according to the terms thereof and of the Indenture; and

(2) if, and to the extent, but only to the extent, that the foregoing guarantee of the obligations described in clause (1)(b) above is not enforceable in accordance with its terms under applicable law which restricts or prohibits the Guarantors from guaranteeing the delivery of BSkyB Ordinary Shares or News Corporation Preferred ADSs upon any payment of the Redemption Price or Purchase Price or any exchange of the Security, according to the terms thereof and of the Indenture, or the Guarantors are otherwise not permitted to guarantee the performance of such obligations or to honor such guarantee, the Company shall pay to the Holders an amount in United States Dollars equal to the value of the BSkyB Ordinary Shares or News Corporation Preferred ADSs such Holders would otherwise be entitled to receive hereunder and under the Securities in accordance with the terms thereof, and the Guarantors hereby guarantee such payment in accordance with the provisions of the Indenture.

     In all respects, each relevant Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of the identity of the Company, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Security or this Indenture, any failure to enforce the provisions of any such Security or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Security or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor.

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     Each Guarantor hereby waives diligence, presentment, demands of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Security or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Security or the Trustee except by payment in full of the principal thereof, premium, if any, and interest thereon and as provided in Section 4.1 and payment in full of the obligations set forth in Section 6.7. If the Trustee or any Holder is required by any court or otherwise to return to the Company or the Guarantors or any custodian, receiver, liquidator, trustee or other similar official acting in relation to the Company or the Guarantors, any amount paid to the Trustee or such Holder in respect of any Security, this Guarantee, to the extent theretofore discharged by the payment of such amount, shall be reinstated in full force and effect.

     Each Guarantor further agrees, to the fullest extent that they may lawfully do so, that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article Five hereof, such obligations (whether or not due any payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee. The obligations of each Guarantor hereunder shall be joint and several. For purposes of this Article Twelve, the liability of News Corporation shall be that amount from time to time equal to the aggregate of its liability hereunder, which shall be limited to the aggregate amount of the obligation as stated in the first sentence of this Section 12.1 with respect to the Securities guaranteed pursuant to this Article Twelve issued pursuant to this Indenture.

     For purposes of this Article Twelve, the liability of each Guarantor, other than News Corporation, shall be that amount from time to time equal to the aggregate liability of such Guarantor hereunder, but shall be limited to the least of (A) the aggregate amount of the obligation as stated in the first sentence of this Section 12.1 with respect to the Securities guaranteed pursuant to this Article Twelve issued pursuant to this Indenture or (B) the amount, if any, which would not have (i) rendered such Guarantor "insolvent" (as such term is defined in Section 101 (29) of the Federal Bankruptcy Code and in Section 271 of the Debtor and Creditor Law of the State of New York, as each is in effect at the date of this Indenture) or (ii) left it with unreasonably small capital at the time its Guarantee of the Securities was entered into, after giving effect to the incurrence of existing Indebtedness immediately prior to such time, provided, that it shall be a presumption in any lawsuit or other proceeding in which a Guarantor (other than News Corporation) is a party that the amount guaranteed is the amount set forth in (A) above unless a creditor, or representative of creditors, of such Guarantor or a trustee in bankruptcy of such Guarantor, as debtor in possession, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is limited to the amount set forth in
(B). In making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the second preceding sentence, the right of such Guarantor to contribution from other Guarantors, to subrogation pursuant to the next

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paragraph of this Section 12.1 and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

            Each Guarantor shall be subrogated to all rights of the Holder of any Securities and the Trustee against the Company or any of the other guarantors pursuant to the provisions of this Guarantee; provided, however, that until the payment in full of all obligations and all other amounts payable under this Guarantee, the Guarantors hereby irrevocably waive any claim or other rights which they each may now or hereafter acquire against the Company or any of the other Guarantors that arise from the existence, payment, performance or enforcement of the Guarantors' obligations under this Guarantee, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of any Holder and the Trustee on behalf of such Holder against the Company or any of the other Guarantors or any collateral which any such Holder or the Trustee on behalf of such Holder hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or any of the other Guarantors, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantors in violation of the preceding sentence at any time prior to the payment in full of all obligations and all other amounts payable under this Guarantee, such amount shall be deemed to have been paid to the Guarantors for the benefit of, and held in trust for the benefit of such Holder and the Trustee on behalf of such Holder, and shall forthwith be paid to the Trustee for the benefit of such Holder to be credited and applied upon such guaranteed obligations, whether matured or unmatured, in accordance with the terms of this Indenture. The Guarantors acknowledge that the waiver set forth in this Section 12.1 is knowingly made.

            The Guarantee set forth in this Section 12.1 shall not be valid or become obligatory for any purpose with respect to a Security until the certificate of authentication on such Security shall have been signed by or on behalf of the Trustee.

            Each Guarantor acknowledges that a holder of BUCS may institute a Direct Action for payment under the Guarantees under certain circumstances as set forth in Section 5.16.

     Section 12.2 Obligations of Guarantees Unconditional. Nothing contained in this Article Twelve or elsewhere in this Indenture or in any Security is intended to or shall impair, as between the Guarantors and the Holders and the Trustee, the obligation of each Guarantor, which is absolute and unconditional, to pay to the Holders and the Trustee the principal of, premium, if any, and interest on the Securities (and to the Trustee amounts due under Section 6.7) as and when the same shall become due and payable in accordance with the provisions of this Guarantee, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture.

     Section 12.3 Execution of Guarantees. To evidence their guarantee to the Holders of Securities specified in Section 12.1, each Guarantor hereby agrees to execute a notation relating to the Guarantee on each such Security authenticated and made available for delivery by the Trustee. Each Guarantor agrees that execution of this Indenture shall evidence its Guarantee of

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the expenses of the Trustee specified in Sections 12.1 and Section 6.8 and its
Guarantee to the Holders specified in Section 12.1. Each Guarantor hereby agrees that its Guarantee set forth in Section 12.1 shall remain in full force and effect whether or not any endorsement of the Guarantee is contained on any Security. Each such Guarantee shall be signed on behalf of each Guarantor by its Chairman of the Board, President or a Vice President, or an Officer of News Corporation authorized by power of attorney to act on behalf of such Guarantor prior to the authentication of the Security on which it is endorsed, and being made available for delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signatures upon the Guarantee may be manual or facsimile signatures of the present, past or any future such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such Officer who shall have signed the Guarantee shall cease to be such Officer before the Security on which such Guarantee is endorsed shall have been authenticated and made available for delivery by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and made available for delivery or disposed of as though the person who signed the Guarantee had not ceased to be such Officer of the Guarantor.

     Section 12.4 Release of a Guarantor. Upon (i) the sale or disposition (by merger or otherwise) of a Subsidiary Guarantor to an entity which is not a Subsidiary of News Corporation or (ii) (A) the payment in full of the obligations under the Revolving Credit Agreement guaranteed by such Subsidiary Guarantor, to the extent that such Subsidiary Guarantor is a guarantor thereunder, and the termination of the commitments of the lenders under the Revolving Credit Agreement and (B) News Corporation directing that such Subsidiary Guarantor be released from its Guarantee or (iii) (A) the release of such Subsidiary Guarantor from its obligations under the Revolving Credit Agreement in accordance with the terms thereof and (B) News Corporation directing that such Subsidiary Guarantor be released from its Guarantee, such Subsidiary Guarantor shall be deemed released from all obligations under its Guarantee without any further action required on the part of the Trustee or any Holder of Securities or BUCS. Any Subsidiary Guarantor not so released remains liable for the full amount of principal of premium, if any, and interest, if any, on the Securities and the payment obligations to the Trustee pursuant to
Section 6.7 of the Indenture as provided in the Guarantee. The Trustee shall make available for delivery an appropriate instrument evidencing such release upon receipt of a request of the Company accompanied by an Officer's Certificate certifying as to the compliance with this Indenture and, in the event of the release of a Subsidiary Guarantor in accordance with the terms of (ii) herein above, an opinion of counsel.

     Section 12.5 Withholding. All payments made by a Guarantor, other than a Guarantor that is organized in or whose residence is the United States, with respect to the Guarantees will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Australia or any other country of residence of a Guarantor (other than a Guarantor that is organized in or whose residence is the United States) or any political subdivision thereof or any authority therein or thereof, having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is then required by law. In the event that Australia or any political subdivision or any authority therein or thereof, or any other country of residence of a Guarantor other than a Guarantor that is organized in or whose residence is the United States or any political subdivision thereof imposes any such withholding or deduction on

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(i) any payments made by a Guarantor with respect to the Guarantees or (ii) any net proceeds on the sale of or exchange with News Corporation or any Guarantor of the Securities, such Guarantor will pay such additional amounts (the "Additional Amounts") as may be necessary in order that the net amounts received in respect of such payments or sale or exchange by the Holders of the Securities or the Trustee, as the case may be, after such withholding or deduction shall equal the respective amounts which would have been received in respect of such payments or sale or exchange in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable with respect to any Security held by or on behalf of a Holder who is liable for such taxes, duties, assessments or governmental charges in respect of such Security by reason of his being a citizen or resident of, or carrying on a business in, Australia or any political subdivision thereof or any authority therein, or the country of residence of any Guarantor. In the case of net proceeds from the sale or exchange of a Security, the Additional Amounts shall not exceed the Additional Amounts that would have been payable if the Security had been redeemed for Redemption Price, at the time of such sale or exchange. Notwithstanding the foregoing, a Guarantor making a payment on the Securities pursuant to the Guarantee shall not be required to pay any Additional Amounts if (i) the beneficial holder of a Security is sent by certified mail return receipt requested (A) written notice no less than 60 days in advance of making such payment and (B) the appropriate forms or instructions necessary to enable such beneficial holder to certify or document the availability of an exemption from, or reduction of, the withholding or deduction of such taxes under applicable law, which instructions shall clearly specify that Additional Amounts hereunder may not be paid if such forms are not completed by such beneficial holder and
(ii) the Guarantor that would otherwise have to pay such Additional Amounts establishes to the satisfaction of the Trustee that the obligation to pay such Additional Amounts would not have arisen but for the failure of such beneficial holder to (A) duly complete such forms as were actually sent by such beneficial holder or respond to such instructions and (B) provide to such Guarantor such duly completed forms or responses to instructions.

                                  ARTICLE XIII

                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                             OFFICERS AND DIRECTORS

     Section 13.1 No Recourse. No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or any Guarantor or of any predecessor or successor corporation, either directly or through the Company or any Guarantor or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or any Guarantor or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution

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or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Securities.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                                 NEWS AMERICA INCORPORATED,
                                      Issuer

                                 By:      /s/    Arthur M. Siskind
                                          ---------------------------------
                                          Name:  Arthur M. Siskind
                                          Title: Senior Executive Vice President
Attest:  /s/ Laura O'Leary
         -----------------
         Secretary

                                 THE NEWS CORPORATION LIMITED
                                 (A.C.N. 007 910 330),
                                          as Guarantor

                                 FEG HOLDINGS, INC.,
                                          as Guarantor

                                 FOX ENTERTAINMENT GROUP, INC.,
                                          as Guarantor

                                 HARPERCOLLINS PUBLISHERS INC.,
                                          as Guarantor

                                 HARPERCOLLINS (UK),
                                          as Guarantor

                                 NEWS AMERICA MARKETING FSI, INC.,
                                          as Guarantor

                                 NEWS INTERNATIONAL plc,
                                          as Guarantor

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                               NEWS LIMITED,
                                        as Guarantor

                               NEWS PUBLISHING AUSTRALIA LIMITED,
                                        as Guarantor

                               NEWS SECURITIES B.V.,
                                        as Guarantor

                               NEWSCORP INVESTMENTS,
                                        as Guarantor

                               By:      /s/   Arthur M. Siskind
                                        ----------------------------------------
                                        Name:  Arthur M. Siskind
                                        Title: Senior Executive Vice President/
                                               Group General Counsel of News
                                               America Incorporated, as
                                               Attorney for the Guarantors

                                        Attorney In Fact, Agent and
                                        Authorized Signatory for the
                                        Guarantors

                               THE BANK OF NEW YORK,
                                        Trustee

                               By:      /s/   Kisha A. Holder
                                        ----------------------------------------
                                        Name:  Kisha A. Holder
                                        Title: Assistant Treasurer


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                                   Schedule I

                         Principal Offices of Guarantors

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